UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Dick’s Sporting Goods, Inc.

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Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108

April 24, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date: June 11, 2014

Time: 1:30 p.m. local time

Location: Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231

To Our Stockholders:

The 2014 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, on June 11, 2014, beginning at 1:30 p.m. local time. At the meeting, holders of the Company’s issued and outstanding common stock (NYSE: DKS) and Class B common stock will act on the following matters:

(1)	Election of three (3) Class C Directors, each for terms that expire in 2017;
(2)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014;
(3)	Non-binding advisory vote to approve compensation of named executive officers, as disclosed in these materials; and
(4)	Any other matters that properly come before the meeting.

All holders of record of shares of the Company’s common stock and Class B common stock at the close of business on April 14, 2014 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 30, 2014. To assure your representation at the 2014 annual meeting of stockholders, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

By order of the Board of Directors,

Edward W. Stack

Chairman of the Board

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Table of Contents (continued)

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

About the Meeting

This proxy statement contains information related to the 2014 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, on June 11, 2014, beginning at 1:30 p.m. local time, and at any postponements and/or adjournments thereof.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, including our Annual Report, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders, and this proxy statement and the form of proxy relating to our 2014 annual meeting are first being made available to stockholders, on or about April 24, 2014. In accordance with SEC rules, the website http://www.allianceproxy.com/dcsg/2014 provides complete anonymity with respect to a stockholder accessing the website.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including (i) the election of three (3) Class C Directors, each for terms that expire in 2017, (ii) the ratification of the appointment of our independent registered public accounting firm for fiscal 2014, (iii) a non-binding advisory vote to approve compensation of our named executive officers, as disclosed in these materials and (iv) any other matter to properly come before the meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on April 14, 2014, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting or any postponements or adjournments of the annual meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF DICK’S SPORTING GOODS, INC. COMMON STOCK AND CLASS B COMMON STOCK?

Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

WHO CAN ATTEND THE ANNUAL MEETING?

Subject to space availability, all common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. local time. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	1

About the Meeting (continued)

WHAT CONSTITUTES A QUORUM?

The presence at the annual meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, permitting business to be conducted at the annual meeting. As of the record date, 98,631,601 shares of common stock (excluding treasury stock) representing the same number of votes and 24,900,870 shares of Class B common stock representing 249,008,700 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 173,820,151 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting to establish a quorum.

HOW DO I VOTE?

Please refer to the Notice of Internet Availability of Proxy Materials, which is being mailed to stockholders, or your proxy card for instructions on how to cast your vote online, including, if you are a registered stockholder, casting your vote online at http://www.allianceproxy.com/dcsg/2014. Please also refer to the Notice of Internet Availability of Proxy Materials for the ways in which you may request a paper copy of the proxy statement and accompanying proxy card, including, if you are a registered stockholder, via the Internet (http://www.allianceproxy.com/dcsg/2014), telephone ((877) 777-2857) or email (requests@viewproxy.com). If you vote online or request, receive, complete and return the paper proxy card to the Company, it will be voted as you direct. Further, if you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a broker or other nominee, follow the instructions on the Notice of Internet Availability of Proxy Materials provided by your broker.

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy online or via the mail, you may change or revoke your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendations of the Company’s Board of Directors (the “Board”), which are set forth following the description of each item to be acted upon in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of Class C Directors for terms that expire in 2017 (see Item 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2014 (see Item 2); and

•	for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (see Item 3).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

2	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

About the Meeting (continued)

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting is required for ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2014.

Non-binding Advisory Vote to Approve Compensation of Our Named Executive Officers. The affirmative vote of a majority of the votes cast at the annual meeting is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers. As an advisory vote, the proposal to approve the compensation of our named executive officers is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

For each of the matters to be voted on at the annual meeting, abstentions will be counted for purposes of determining whether there is a quorum, but will not be counted in determining the number of votes necessary for approval. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to certain non-routine matters to be acted upon at the annual meeting, including the election of directors and the non-binding advisory vote to approve executive compensation. Thus, if you do not give your broker or nominee specific voting instructions, your shares will not be voted on these matters and will not be counted in determining the number of votes necessary for approval. However, shares that brokers and nominees are not otherwise authorized to vote will be counted in determining whether there is a quorum present at the annual meeting.

WE ARE A CONTROLLED COMPANY UNDER THE NEW YORK STOCK EXCHANGE RULES.

Because as of April 14, 2014, Edward W. Stack, our Chairman and Chief Executive Officer, controlled 60.88% of the combined voting power of our common stock and Class B common stock, we are a “controlled company” under the Corporate Governance Standards of the New York Stock Exchange (“NYSE”). As a controlled company, we are not required to have a majority of independent directors or a compensation committee or nominating/corporate governance committee composed entirely of independent directors. However, as part of our commitment to maintaining a high standard of corporate governance, we have determined to voluntarily comply with the NYSE independence requirements. As discussed further below, our Board is comprised of a majority of independent directors and our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	3

Stock Ownership

WHO ARE THE LARGEST OWNERS OF THE COMPANY’S STOCK?

The following table contains information regarding the non-management beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock as it is convertible into our common stock at any time) as of April 14, 2014.

A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)	Percentage of Class B Common Stock(1)
Common Stock	BAMCO Inc. Ronald Baron 767 Fifth Avenue, 49th Floor New York, NY 10153	8,581,167(2)	8.51%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,938,688(3)	5.88%	—
Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	6,687,613(4)	6.6%	—
Common Stock	William Blair & Company, LLC 222 W. Adams Chicago, IL 60606	5,387,301(5)	5.34%	—

(1)	Ownership information is as reported by the stockholder as of the date of its respective Schedule 13G filing.
(2)

Share ownership amounts are based on figures set forth in Amendment No. 9 to Schedule 13G, filed by Baron Capital Group, Inc., BAMCO Inc., Baron Capital Management, Inc., Baron Growth Fund and Ronald Baron on February 14, 2014. Of the shares beneficially owned, Ronald Baron has shared power to vote with respect to 7,851,167 shares and shared power to direct disposition with respect to 8,581,167 shares. BAMCO Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Baron Growth Fund is an advisory client of BAMCO Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc.

(3)

Share ownership amounts are based on figures set forth in Schedule 13G, filed by The Vanguard Group on February 12, 2014. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 93,744 shares, sole power to direct disposition with respect to 5,858,890 shares, and shared power to direct disposition with respect to 79,798 shares. The Vanguard Group, Inc. is a parent holding company for the following wholly-owned subsidiaries that own shares of our common stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)

Share ownership amounts are based on figures set forth in Amendment No. 1 to Schedule 13G filed by BlackRock Inc. on January 28, 2014. Of the shares beneficially owned, BlackRock Inc. has sole power to vote with respect to 6,202,391 shares and sole power to direct disposition with respect to 6,687,613 shares. BlackRock Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited.

(5)

Share ownership amounts are based on figures set forth in Schedule 13G, filed by William Blair & Company, LLC on February 6, 2014. Of the shares beneficially owned, William Blair & Company, LLC has sole power to vote with respect to 5,387,301 shares and sole power to direct disposition with respect to 5,387,301 shares.

4	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Stock Ownership (continued)

HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?

The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by our executive officers named in the current “Summary Compensation Table,” directors and nominees and by all of our directors and executive officers (including those who are not “named executive officers”) as a group, as of April 14, 2014.

A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated. The shares listed in the table below include shares of common stock issuable upon the exercise of stock options or other rights that are exercisable or convertible or that will become exercisable or convertible within 60 days of April 14, 2014. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.

As of April 14, 2014, there were 98,631,601 shares of common stock outstanding (excluding treasury shares) and 24,900,870 shares of Class B common stock outstanding.

Shares Beneficially Owned

	Number		Percent

Named Executive Officers, Directors and Nominees	Common Stock	Class B Common Stock	Common Stock	Class B Common Stock	Voting Power
Edward W. Stack	2,154,032(1)	21,055,232(2)	2.15%	84.56%	60.88%
André J. Hawaux	56,353(3)	—	*	—	*
Joseph H. Schmidt	354,658(4)	—	*	—	*
John G. Duken	207,059(5)	—	*	—	*
Michele B. Willoughby	87,516(6)	—	*	—	*
Mark J. Barrenechea	1,990(7)	—	*	—	*
Vincent C. Byrd	11,866(8)	—	*	—	*
Emanuel Chirico	123,329(9)	—	*	—	*
William J. Colombo	551,546(10)	54,519(11)	*	*	*
Jacqualyn A. Fouse	24,379(12)	—	*	—	*
Lawrence J. Schorr	101,981(13)	—	*	—	*
Larry D. Stone	88,464(14)	—	*	—	*
Allen R. Weiss	16,629(15)	—	*	—	*
All Executive Officers and Directors as a group (16 persons)	4,003,513(16)	21,109,751	3.95%	84.78%	61.41%

*	Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).
(1)

Includes 1,733,168 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 14, 2014, and 236,889 shares of restricted stock subject to vesting. Pursuant to a Memorandum of Understanding (“MOU”) dated March 2, 2009, Mr. Stack’s former spouse is entitled to receive the economic benefit of certain stock options exercisable for shares of our common stock (which as of April 14, 2014 totaled 425,000 shares, subject to equitable adjustment for any stock split, recapitalization or similar event), including the right to request the exercise of such stock options and the sale of the underlying stock in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any stock issued upon the exercise of these stock options until such stock is sold.

(2)

Mr. Stack has indirect ownership with respect to 6,269,741 shares of Class B common stock owned by three grantor retained annuity trusts, for which Mr. Stack retains sole voting and dispositive power as trustee. In addition, pursuant to the terms of the MOU,

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	5

Stock Ownership (continued)

Mr. Stack’s former spouse holds 3,997,267 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.
(3)	Includes 46,553 shares of restricted stock subject to vesting.
(4)	Includes 264,013 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 51,128 shares of restricted stock subject to vesting.
(5)	Includes 85,136 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 39,136 shares of restricted stock subject to vesting.
(6)	Includes 22,913 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 44,155 shares of restricted stock subject to vesting.
(7)	Includes 1,990 shares of restricted stock subject to vesting.
(8)	Includes 5,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 3,575 shares of restricted stock subject to vesting.
(9)	Includes 40,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 4,329 shares of restricted stock subject to vesting.
(10)

Includes 245,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 4,329 shares of restricted stock subject to vesting. Also includes 800 shares held by Mr. Colombo’s minor child. Mr. Colombo disclaims beneficial ownership of the shares held by his child, and the inclusion of such shares should not be deemed an admission that Mr. Colombo is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934, as amended.

(11)

These shares of Class B common stock are held by trusts established by Denise M. Stack for the benefit of her children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts, as outlined in the irrevocable trust agreements governing the terms of the trusts.

(12)	Includes 15,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 4,329 shares of restricted stock subject to vesting.
(13)

Includes 60,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 4,329 shares of restricted stock subject to vesting. Mr. Schorr established a demand loan facility in January 2013, pursuant to which he pledged 20,652 shares of common stock based on the Company’s stock price and outstanding loan amount. Mr. Schorr expects to repay the loan in full on or before June 30, 2014 and the pledge will terminate at that time.

(14)	Includes 60,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 4,329 shares of restricted stock subject to vesting.
(15)	Includes 10,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 4,329 shares of restricted stock subject to vesting.
(16)	Includes 2,632,990 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 14, 2014 and 545,420 shares of restricted stock subject to vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2013 with the reporting requirements of Section 16(a) of the Exchange Act.

6	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Item 1—Election of Directors

The Board is divided into three (3) classes, each containing an equal number of directors. The current term of office for our Class C Directors expires at the 2014 annual meeting, while the term for our Class A Directors expires at the 2015 annual meeting and the term for our Class B Directors expires at the 2016 meeting. Upon recommendation by the Governance and Nominating Committee, the Board proposes that the following nominees, Jacqualyn A. Fouse, Lawrence J. Schorr and Edward W. Stack, each a current Class C Director, be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class C Directors. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The information set forth below includes, with respect to each nominee and each continuing director, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company, and other public company directorships held by such person during the last five years. In addition to the experience, qualifications, attributes and skills of each nominee and continuing director outlined below, which have led the Board to conclude that such person should serve as a member of the Board, our Board believes that each nominee and each continuing director has demonstrated broad-based business knowledge, outstanding achievement in his or her professional career, commitment to ethical and moral values, personal and professional integrity, sound business judgment and a commitment to corporate citizenship.

DIRECTORS STANDING FOR ELECTION

The directors standing for election at the 2014 annual meeting are:

JACQUALYN A. FOUSE, 52

Ms. Fouse has served on the Board since 2010. Ms. Fouse currently serves as Chief Financial Officer of Celgene Corporation, a global biopharmaceutical company listed on Nasdaq, a position she has held since 2010. She formerly served as Chief Financial Officer of Bunge Limited (a global agribusiness and food company listed on the NYSE) from 2007 to 2010. From 2006 to 2007, Ms. Fouse was the Senior Vice President, Chief Financial Officer and Corporate Strategy Officer at Alcon, Inc. (a global eye care company listed on the NYSE), and from 2002 she was Alcon’s Senior Vice President and Chief Financial Officer. Previously, Ms. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé SA. Ms. Fouse also serves as a director and a member of the audit committee of Perrigo Company (a global healthcare supplier listed on Nasdaq).

Qualifications

Ms. Fouse adds significant corporate finance, financial reporting and accounting expertise as a result of her role as Chief Financial Officer at Celgene and her prior positions with other companies. Additionally, Ms. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a sitting board member of another public company. This expertise, together with the leadership skills evidenced by her executive position at Celgene and other companies, has led the Board to conclude that she should continue to serve as a director of the Company.

LAWRENCE J. SCHORR, 60

Mr. Schorr has served on the Board since 1985. In April 2014, Mr. Schorr became the Chief Executive Officer of SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company listed on the General Standard segment of the Frankfurt Stock Exchange. Prior to that, from May 2004 to April 2014, Mr. Schorr served as the Chief Executive Officer of Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG. He previously served as President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. Prior to that he served in the same position for Resource Recycling Technologies, Inc. (a solid waste material management company listed on the American Stock Exchange). He has also served as a Partner and Managing Partner in the law firm of Levene, Gouldin and Thompson LLP.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	7

Item 1—Election of Directors (continued)

Qualifications

In addition to Mr. Schorr’s legal experience, he brings to the Board demonstrated leadership skills, both as the former managing partner of a law firm and through his current and past executive officer positions, as well as almost 30 years of knowledge of the Company from his position as a member of the Board. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

EDWARD W. STACK, 59

Mr. Stack has served as our Chairman and Chief Executive Officer since 1984 when the founder and Mr. Stack’s father, Richard “Dick” Stack, retired from our then two store chain. Mr. Stack has served us full-time since 1977 in a variety of positions, including Store Manager and Merchandise Manager. Mr. Stack also served as President during fiscal year 2008. Mr. Stack previously served as a director of Key Corp (the bank holding company for KeyBank National Association listed on the NYSE).

Qualifications

As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company’s business operations, opportunities and challenges. In addition, Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Board to conclude that he should continue to serve as a director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PERSONS NOMINATED TO SERVE AS CLASS C DIRECTORS.

OTHER DIRECTORS NOT STANDING FOR ELECTION AT THIS MEETING

Our Class A and Class B directors who will continue to serve after the 2014 annual meeting are:

MARK J. BARRENECHEA, 49

Mr. Barrenechea was appointed to the Board in February 2014. Mr. Barrenechea has served as the President and Chief Executive Officer of OpenText Corporation, an information management software products company listed on Nasdaq, since January 2012. Prior to joining OpenText, Mr. Barrenechea was President and Chief Executive Officer of Silicon Graphics International Corporation, a global leader in high performance computing listed on Nasdaq, since June 2007. During Mr. Barrenechea’s tenure at SGI, he led strategy and execution, which included transformative acquisitions of assets, as well as penetrating diverse new markets and geographic regions. Previously, Mr. Barrenechea served as Executive Vice President and Chief Technology Officer for CA, Inc., an enterprise information technology management company listed on Nasdaq (formerly Computer Associates International, Inc.) from 2003 to 2006 and was a member of the executive management team. Before joining CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software and corporate hardware products and services company listed on Nasdaq, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team.

Qualifications

Mr. Barrenechea has over 24 years of experience in the technology industry, both in software management and server manufacturing, and will bring insight regarding eCommerce to the Board. Mr. Barrenechea also brings expertise to the Board as a result of his executive and board leadership with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations. This expertise and experience has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Barrenechea’s current term in office as a Class B Director expires at the 2016 annual meeting.

8	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

VINCENT C. BYRD, 59

Mr. Byrd has served on the Board since 2013. Mr. Byrd currently serves as President and Chief Operating Officer of the J. M. Smucker Company, a manufacturer and marketer of branded food products listed on the NYSE, a position he has held since May 2011. Prior to that time, he served as President, U.S. Retail — Coffee of J. M. Smucker Company since August 2008, and Senior Vice President, Consumer Market, since February 2004. Mr. Byrd also serves as a director of J. M. Smucker and a director and the chair of the compensation committee of Myers Industries, Inc. (an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets listed on the NYSE). Mr. Byrd also served as a director of Spangler Candy Company, a private company that manufactures confectionery products, from 1998 to 2008.

Qualifications

Mr. Byrd is an active Fortune 500 executive who brings to the Board over 37 years of experience with strategic planning, acquisitions and integration, marketing and domestic and international operations. Mr. Byrd also brings financial expertise to the Board as a result of his background in finance and accounting. Additionally, through his years of service on the boards of both public and private companies in a variety of industries, Mr. Byrd is able to provide diverse and valuable corporate governance, financial, operational and strategic expertise to the Board. This expertise and experience has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Byrd’s current term in office as a Class A Director expires at the 2015 annual meeting.

WILLIAM J. COLOMBO, 58

Mr. Colombo has served on the Board since 2002 and became our Vice Chairman of the Board in February 2008, after retiring as President and Chief Operating Officer of the Company, a position he held since 2002. He also served from September 2010 until February 2011 as our interim Chief Marketing Officer. From 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our then internet commerce subsidiary. Mr. Colombo also served as our Chief Operating Officer and as an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc. (a retail company listed on the NYSE). He is also on the board of directors of Gibraltar Industries (a leading manufacturer, processor and distributor of products for the building and industrial markets listed on Nasdaq).

Qualifications

Mr. Colombo brings more than 31 years of retail experience and insight to the Board, including expertise in operations, marketing and strategy. This insight, combined with his more than 21 years of Company-specific experience, has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Colombo’s current term in office as a Class A Director expires at the 2015 annual meeting.

EMANUEL CHIRICO, 56

Mr. Chirico has served on the Board since December 2003. Mr. Chirico was named Chairman of the Board of PVH Corp., a wholesale and retail apparel company listed on the NYSE, in June 2007 and was named its Chief Executive Officer in February 2006. Previously, Mr. Chirico had been President, Chief Operating Officer and a Director of PVH Corp. since 2005. Prior to that, Mr. Chirico had been Executive Vice President and Chief Financial Officer of PVH Corp. from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was PVH Corp.’s Controller. Prior to that, he was a partner at Ernst & Young LLP (a public accounting firm).

Qualifications

Mr. Chirico brings an extensive knowledge of the retail industry to our Board along with a deep understanding of financial, operational and strategic domestic and international issues facing global wholesale and retail companies gained through his experience as Chairman and Chief Executive Officer of a major global apparel company. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	9

Item 1—Election of Directors (continued)

firm and in his role as Chief Financial Officer of PVH Corp. These skills, along with the leadership skills evidenced by his current position as Chairman and Chief Executive Officer at PVH Corp., have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Chirico’s current term in office as a Class B Director expires at the 2016 annual meeting.

LARRY D. STONE, 62

Mr. Stone has served on the Board since 2007. Mr. Stone served as President and Chief Operating Officer of Lowe’s Companies Inc., a home improvement retailer listed on the NYSE, from December 2006 until his retirement in June 2011, and before that as Senior Executive Vice President Merchandising/Marketing of Lowe’s Companies Inc. since 2005. Mr. Stone served as Senior Executive Vice President Store Operations for Lowe’s Companies from 2003 to 2005, and as Executive Vice President, Store Operations from 2001 to 2003.

Qualifications

Mr. Stone’s considerable retail experience gained through his positions at Lowe’s Companies Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Stone’s current term in office as a Class A Director expires at the 2015 annual meeting.

ALLEN R. WEISS, 59

Mr. Weiss has served on the Board since November 2011. Mr. Weiss served as President of Worldwide Operations for the Walt Disney Parks and Resorts business of The Walt Disney Company, a global entertainment company listed on the NYSE, from 2005 until his retirement in 2011. Prior to that, Mr. Weiss served in a number of roles for The Walt Disney Company beginning in 1972, including most recently as President of Walt Disney World Resort, Executive Vice President of Walt Disney World Resort and Vice President of Resort Operations Support. Mr. Weiss serves as a director and a member of the audit committee of Apollo Group, Inc. (a private education provider listed on Nasdaq). Mr. Weiss also serves on the board or council of a number of community and civic organizations.

Qualifications

Mr. Weiss brings international leadership experience to our Board and extensive expertise in brand management, marketing, finance and strategic planning from overseeing the operations of a global corporation. These qualifications, along with the leadership skills that Mr. Weiss brings to our Board through his executive management experience with The Walt Disney Company, have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Weiss’ current term in office as a Class B Director expires at the 2016 annual meeting.

10	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

HOW ARE OUR DIRECTORS COMPENSATED?

Director Compensation — 2013

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non- qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(5) (g)	Total ($) (h)
Mark J. Barrenechea(6)	—	—	—	—	—	—	—
Vincent C. Byrd	$77,750	$109,985	—	—	—	$250	$187,985
Emanuel Chirico	$72,000	$109,985	—	—	—	$250	$182,235
William J. Colombo	$65,000	$109,985	—	—	—	$250	$175,235
Jacqualyn A. Fouse	$93,500	$109,985	—	—	—	$250	$203,735
Walter Rossi(7)	$18,500	$109,985	—	—	—	—	$128,485
Lawrence J. Schorr	$94,250	$109,985	—	—	—	$250	$204,485
Larry D. Stone	$93,500	$109,985	—	—	—	$250	$203,735
Allen R. Weiss	$77,750	$109,985	—	—	—	$250	$187,985

(1)

Edward W. Stack, a member of the Board, also serves as the Company’s Chief Executive Officer, and as such did not receive any compensation in fiscal 2013 in connection with his service on the Board. Mr. Stack’s 2013 compensation is reported in the “Summary Compensation Table” and the other tables set forth in this proxy statement.

(2)	Amounts reflect fees actually paid in fiscal 2013. Directors are paid on a calendar year basis, and amounts do not include fees earned, but not yet paid, for meetings held in January 2014.
(3)

The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock award granted to each director on April 3, 2013. The grant date fair value of such awards was computed based on the closing price of the Company’s common stock on April 3, 2013, which was $46.29 per share. The aggregate number of shares of unvested restricted stock outstanding as of February 1, 2014 for all directors other than Mr. Rossi, who retired, was 4,800, with the exception of Mr. Weiss, who owned 3,884 shares of unvested restricted stock, and Mr. Byrd, who owned 2,376 shares of unvested restricted stock.

(4)

The aggregate number of shares underlying unexercised stock option awards outstanding as of February 1, 2014 for each Director, other than Mr. Rossi, who retired, was: 20,000 options for Mr. Byrd; 40,000 options for Mr. Chirico; 270,000 options for Mr. Colombo; 20,000 options for Ms. Fouse; 60,000 options for Mr. Stone; 60,000 options for Mr. Schorr; and 20,000 options for Mr. Weiss.

(5)	Represents a gift card given to directors and many associates as a holiday gift.
(6)	Mark J. Barrenechea was appointed to the Board of Directors on February 27, 2014.
(7)

Mr. Rossi retired from the Board of Directors effective June 5, 2013. All unvested restricted shares and unexercisable stock options were forfeited, and exercisable stock options remained exercisable for 90 days after the date of retirement.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE

For fiscal 2013, non-employee directors were compensated by means of an annual cash retainer of $20,000, plus $7,500 per Board meeting they attended ($3,750 for teleconferences), plus a $15,000 annual cash retainer for each committee chair position they held ($25,000 for the Audit Committee chair). Each committee member, including the chair, also received a per committee meeting fee of $1,500 for each meeting they attended ($750 for teleconferences). There are generally five (5) Board meetings per year. Members of the Board are also reimbursed for expenses incurred by them in connection with attending any meeting.

Each director receives an initial option grant exercisable for 20,000 shares of common stock upon joining the Board. The stock options vest in equal amounts annually over four (4) years following the grant date, and have a seven (7) year maximum term. In addition, each director receives an annual grant of restricted stock, which vests in equal amounts annually over three (3) years following the grant date. The Compensation Committee retains the discretion to make annual stock option awards in lieu of the annual restricted stock awards, as it deems appropriate.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	11

Item 1—Election of Directors (continued)

In 2013, the Compensation Committee asked management to engage a compensation consultant to review the Company’s director compensation program. Management retained Towers Watson & Co. (“Towers Watson”) and reported management’s recommendation to the Compensation Committee based upon the work performed by Towers Watson. Towers Watson also provides periodic market analysis and other non-executive compensation consulting services to Company management. In March 2014, the Compensation Committee recommended, and the Board approved certain changes to non-employee director compensation for fiscal 2014. For fiscal 2014, non-employee directors will receive an annual cash retainer of $40,000 and the lead director will receive an additional annual cash retainer of $20,000. Furthermore, for fiscal 2014, any new director will receive an initial equity grant of restricted stock with a value of $110,000. The restricted stock will vest in equal amounts annually over three (3) years following the grant date. In connection with these changes, the Board also approved an increase in the stock ownership requirements for non-employee directors from $200,000 to $300,000. Stock ownership guidelines are discussed further in our Compensation Discussion & Analysis on page 33 of this proxy statement. No changes were made to meeting and committee fees.

12	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Corporate Governance

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2013?

During fiscal 2013, the Board met seven (7) times. Each director attended at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2013 for the period in which they served as director, either in person or via teleconference.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED AND HOW OFTEN DID THEY MEET DURING FISCAL 2013?

During fiscal 2013, the Board had standing Audit, Compensation and Governance and Nominating Committees. The members of each committee, the principal functions of each committee and the number of meetings held in fiscal 2013 are shown below.

Name of Committee and M`embers	Primary Committee Functions	Number of Meetings
AUDIT:

•     Oversees the integrity of the audit process, financial reporting and internal accounting controls of the Company

•     Oversees the work of the Company’s financial management, the Company’s internal auditors and any registered public accounting firm employed by the Company

•     Oversees management’s development of, and adherence to, a sound system of internal accounting and financial controls

•     Oversees that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls

•      Provides an open avenue of communication between the Company’s outside auditors, internal auditors and the Board

•      Oversees management’s development of, and adherence to, guidelines and procedures for risk and compliance management

		12
Jacqualyn A. Fouse, Chair Mark J. Barrenechea Vincent C. Byrd Emanuel Chirico

COMPENSATION:	• Discharges the Board’s responsibilities relating to compensation of the officers and directors of the Company • Recommends an overall executive compensation design for the Company • Establishes the terms and conditions of all equity awards • Monitors and serves as administrator of our stock and incentive plan	6
Larry D. Stone, Chair Lawrence J. Schorr Allen R. Weiss

GOVERNANCE AND NOMINATING:

•     Provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance

•      Reviews and evaluates policies and practices with respect to the size, composition and functioning of the Board

•      Evaluates the qualifications of and recommends to the full Board candidates for election as directors

•      Reviews and recommends to the full Board the compensation and benefits for the Company’s non-employee directors

•      Oversees an annual self-evaluation by the Board, its committees and our Chairman and Chief Executive Officer

		4
Lawrence J. Schorr, Chair Larry D. Stone Allen R. Weiss

The Audit Committee — Our Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act and our Audit Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). Messrs. Barrenechea, Byrd, and Chirico and Ms. Fouse are qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that they each have accounting and financial management expertise within the meaning of the listing standards of the NYSE. The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. For more information about the responsibilities and activities of the Audit Committee, see “Report of the Audit Committee” on page 19, “What is the Board’s Role in the Oversight of Risk Management” on page 15 and the Audit Committee’s charter.

The Compensation Committee — Our Compensation Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). Because the Company is a “controlled company” under the NYSE’s

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	13

Corporate Governance (continued)

Corporate Governance Standards, we are not currently required to have an independent compensation committee. However, the Board has determined that Messrs. Stone, Schorr and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards.

The Compensation Committee reviews compensation recommendations provided by our Chairman and Chief Executive Officer and Senior Vice President — Human Resources and is ultimately responsible for reviewing and approving all components of executive compensation, other than the Chief Executive Officer’s compensation (as discussed in “Compensation Discussion and Analysis” commencing on page 21 of this proxy statement).

The Compensation Committee is the administrator of the Company’s stock and incentive compensation plans. The Compensation Committee approves all annual grants of equity and performance-based awards under the Company’s stock and incentive compensation plans. The Compensation Committee has the authority under its charter to delegate certain of its duties, responsibilities and functions, and has delegated its authority to grant awards under the Company’s stock and incentive compensation plans to non-executive officers in certain circumstances, such as new hires and promotions, to a subcommittee consisting of our Chairman and Chief Executive Officer, with recommendations from the Chief Financial Officer and Senior Vice President — Human Resources, in compliance with the applicable authorizing resolutions and Delaware law.

The Compensation Committee has the discretion under its charter to retain (and terminate) any compensation consulting firm deemed by the Compensation Committee to be independent under the NYSE Corporate Governance Standards, at the Company’s expense, for the purpose of assisting in the evaluation of director, executive officer or Chief Executive Officer compensation, including the authority to approve fee and retention terms. The Compensation Committee also has the authority to engage independent legal, accounting or other advisors, at the Company’s expense, as it deems necessary or appropriate.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Committee Report” on page 21, “The Compensation Decision-Making Process” on page 25 and the Compensation Committee’s charter.

The Governance and Nominating Committee — Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). On March 18, 2014, the Governance and Nominating Committee recommended to the Board of Directors (with Mr. Schorr abstaining as to himself) that Ms. Fouse and Messrs. Schorr and Stack stand for re-election as Class C Directors at the Company’s 2014 annual meeting of stockholders. Because the Company is a “controlled company” under the NYSE’s Corporate Governance Standards, we are not required to have an independent nominating committee. However, the Board has determined that Messrs. Schorr, Stone and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. For more information on the responsibilities and activities of the Governance and Nominating Committee, see “How Does The Board Select Its Nominees for Director?” on page 15 and the Governance and Nominating Committee’s Charter.

HOW IS OUR BOARD LEADERSHIP STRUCTURED?

The roles of Chairman of the Board and Chief Executive Officer of the Company are currently held by the same person, Edward W. Stack. In addition to serving in those roles, Mr. Stack holds a majority of the voting power of our capital stock, and has been operating the Company since 1984. The Board believes that Mr. Stack’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and thus is best positioned to develop agendas that ensure the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and vendors, particularly during times of turbulent economic and industry conditions. Each of the directors other than Messrs. Stack and Colombo is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions.

14	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Corporate Governance (continued)

To further strengthen the governance structure, the Company also maintains a presiding non-employee director, or lead director, position. On March 19, 2014, the Board appointed Mr. Schorr to act as the Board’s presiding non-management director for a one-year term. Mr. Schorr provides leadership and direction to the Company’s independent directors and presides over executive sessions of the Board. In March 2014, the Governance Committee articulated additional responsibilities for the lead director, including consulting with Chairman on Board and Committee agendas, approving the retention of outside advisors and consultants who report directly to the Board on critical issues, participating with the Governance and Nominating Committee in reviewing director candidates and evaluating the Chairman and Chief Executive Officer’s performance and the Board’s performance.

The Board believes that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is to take all necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other management positions in the Company.

The Company has developed, through discussions of the Board, a succession process for the position of Chief Executive Officer, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts annual reviews and discussions as it relates to the identification of successors in all key executive positions. This process ensures continuity of leadership over the long term, and it forms the basis for which we determine future managerial hiring decisions. Our succession planning is a key factor in managing the long-term planning and investment lead times of our business.

WHAT IS THE BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT?

The Board as a whole has responsibility for risk management oversight, although certain categories of risk may be allocated to a particular committee of the Board for review based on its areas of expertise. The committee will then report to the full Board as needed. For example, the Compensation Committee evaluates risk as it relates to the structure of the Company’s compensation practices and philosophy, while the Audit Committee evaluates overall enterprise risk and compliance. Company management is charged with the tasks of: adequately identifying material risks that the Company faces in a timely manner; implementing management strategies that are responsive to the Company’s risk profile and specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly transmitting relevant risk-related information to the Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight. The Company’s Chief Compliance Officer reports to the General Counsel and also reports regularly (at least 3 times in fiscal 2013) to the Audit Committee. Furthermore, the Audit Committee receives regular reports on the Company’s information security measures and the Information Security department (at least 3 times in fiscal 2013). Finally, the Internal Audit Department partners with our external auditors and our Compliance Department to assess controls and procedures and implementation compliance policies. The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, regulatory and reputational risks. The Chief Financial Officer, with participation from the General Counsel and the Chief Compliance Officer, reports on enterprise risk management to the Board at least once a year.

HOW DOES THE BOARD SELECT ITS NOMINEES FOR DIRECTOR?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members, other Board members and management, and will, if warranted, utilize a third-party search firm to assist in finding prospective candidates. In addition, the Governance and Nominating Committee will consider director candidates referred by our stockholders, including for election at the 2015 annual meeting, if such nominees are submitted in accordance with the procedures set forth in “Additional Information — Advance Notice Procedures” on page 47 of this proxy statement.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	15

Corporate Governance (continued)

The Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the prospective candidate’s recommendation, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee will satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the lead director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including independence, accountability, integrity, relevant areas of experience, sound judgment in areas relevant to the Company’s businesses, diversity of experience and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Company does not maintain a separate policy regarding the diversity of its Board members. However, the Governance and Nominating Committee Charter and our Corporate Governance Guidelines encourage the Governance and Nominating Committee and the Board to consider individuals with diverse and varied backgrounds and professional and other experiences. The Governance and Nominating Committee will also measure candidates against the criteria it believes appropriate for Board membership, including skills and attributes that reflect the values of the Company, which criteria are reviewed with the Board on an annual basis.

The Governance and Nominating Committee will also consider such other factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Governance and Nominating Committee deems in its business judgment to be relevant, the Governance and Nominating Committee will take such other steps as are necessary to evaluate the prospective nominee, including, input from our Chairman and Chief Executive Officer, and if warranted, one or more Governance and Nominating Committee or Board members interviewing the prospective nominee. After completing this evaluation and other steps of the process, the Governance and Nominating Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

DOES THE COMPANY HAVE A CODE OF ETHICS?

Our Code of Business Conduct and Ethics applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Business Conduct and Ethics is available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors) and is available in print to any Company stockholder who contacts the Company to request one. We intend to post on our website substantive amendments to or waivers from our Code of Business Conduct and Ethics to the extent applicable to our Chief Executive Officer, principal financial officer, principal accounting officer or directors.

HOW DO STOCKHOLDERS COMMUNICATE WITH THE BOARD?

Stockholders and other parties interested in communicating directly with the Board, the presiding non-management director or the non-management directors as a group may do so by writing to the Board of Directors or presiding non-management director (as the case may be), c/o General Counsel, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Under our process for handling letters received by the Company and addressed to the Board or non-management members of the Board, the Governance and Nominating Committee has instructed the General Counsel to (i) review any such correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board and (iii) regularly forward to the presiding non-management director copies of all such correspondence addressed to the presiding non-management director or the non-management directors as a group or that, in the

16	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Corporate Governance (continued)

opinion of the General Counsel, is intended for the presiding non-management director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE CONSIDERED INDEPENDENT?

On December 4, 2003, the Board adopted its Corporate Governance Guidelines, which meet the listing standards adopted by the NYSE for “controlled companies,” and are available on the Investor Relations portion of our website (www.dickssportinggoods.com/investors). Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of existing director and director nominee independence on March 19, 2014. During this review, the Board considered transactions and relationships between each current director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including the relationship between the Company and Warnaco Group Inc., one of our vendors, which was acquired during fiscal 2013 by PVH Corp., for which Mr. Chirico serves as Chairman and Chief Executive Officer, and the relationship between the Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as President and Chief Executive Officer. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the NYSE.

As a result of the annual review process, the Board affirmatively determined that Messrs. Barrenechea, Byrd, Chirico, Stone and Weiss are, and that Ms. Fouse and Mr. Schorr if re-elected would continue to be, independent directors, in accordance with the standards set forth in our Corporate Governance Guidelines and in accordance with independence requirements implemented by the NYSE.

WHAT IS OUR POLICY ON ANNUAL MEETING ATTENDANCE?

The Board’s official policy with respect to attendance at the Company’s annual meeting of stockholders by members of the Board is that the Board strongly encourages its members to attend the annual meeting of stockholders. The Company currently expects that most of its directors will attend the 2014 annual meeting. All of the then-current members of the Board were in attendance at last year’s annual meeting, with the exception of Mr. Rossi, who retired from the Board as of last year’s annual meeting date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Schorr, Stone and Weiss. None of Mr. Schorr, Mr. Stone, or Mr. Weiss has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on the Compensation Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

In July 2013, we entered into an Aircraft Purchase Agreement with SP Aviation LLC, an entity owned 50% by Edward W. Stack, our Chairman, Chief Executive Officer and controlling stockholder, pursuant to which SP Aviation purchased a G200 Gulfstream aircraft from the Company for $11,000,000. In reviewing this transaction, the Audit Committee considered independent appraisal reports on the value of the aircraft, previous steps taken by the Company to market the aircraft for sale and other third-party offers that the Company received for the aircraft.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	17

Corporate Governance (continued)

In 2013, South Hills Landscaping & Excavating, Inc. (“South Hills”) provided all-seasons landscaping services with respect to the Company’s headquarters location, for which we paid $465,399. South Hills is owned by Mr. Stack’s brother-in-law. We engaged South Hills in the ordinary course of business and on terms comparable to those offered by non-related third parties.

We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard “Dick” Stack, our founder and Mr. Stack’s father. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal 2013. The amount paid per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third parties for other leases that were entered into around the same time period.

On December 19, 2011, we entered into an Aircraft Charter Agreement with Corporate Air, pursuant to which we have the ability to charter for business use an aircraft owned by EWS II, LLC, an entity owned by Mr. Stack. Corporate Air has a lease agreement with EWS II, LLC under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter this aircraft for use by third parties. During the term of the Charter Agreement, which ends on December 31, 2016, we have the right to use the aircraft on a flight available basis for 300 hours per year for travel purposes. Under the Charter Agreement, we pay Corporate Air a rental fee of $206,000 per month for the first year, which was adjusted to $212,180 per month starting in January 2014. The monthly fee is adjusted on a yearly basis to provide an increase of not less than 3% nor more than 5% over the prior year, with the actual percentage increase based on year-over-year increases in the consumer price index. Under the Charter Agreement, we also pay an hourly charter rate of $3,500 per block hour of actual usage, which is subject to a fuel surcharge adjustment. During fiscal 2013, we paid Corporate Air $3,285,902 under the Charter Agreement. The Charter Agreement may be terminated under certain conditions as set forth in the Charter Agreement and terminates automatically if Corporate Air no longer has the right to operate the aircraft under its lease with EWS II, LLC.

In December 2009, we entered into an assignment agreement with EWS, LLC, an entity owned by Mr. Stack, and Gulfstream Aerospace Corporation (“Gulfstream”), pursuant to which we acquired purchase and outfitting rights to a Gulfstream aircraft, for which EWS, LLC had previously made deposits. Upon assignment of the purchase agreement to us, EWS, LLC received reimbursement of all of its deposits from Gulfstream. The Company made installment payments to Gulfstream as required under the purchase agreement. The transaction was completed and the Company accepted delivery of the aircraft in September 2013 for an aggregate purchase price of $59.8 million.

The Company employs Tim Myers, Mr. Stack’s brother-in-law, in a director-level position. Mr. Myers was paid an aggregate salary and bonus of $183,576 for his services during fiscal 2013.

The Audit Committee reviewed and approved or ratified the transactions set forth above that occurred prior to March of 2007 in accordance with the terms of its committee charter. Since March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under Item 404 of the SEC’s Regulation S-K have been conducted in accordance with the terms of the Company’s Related Party Policy & Procedures, which covers our directors, director nominees, executive officers, and immediate family members of our directors, director nominees and executive officers, and also may apply to outside third parties in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors, director nominees or immediate family members, is employed. Such third party transactions are initially reviewed by our Legal Department to determine if they fall within the scope of our Related Party Policy & Procedures.

Transactions (or series of related transactions) that would generally fall within the scope of our Related Party Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is required to be reviewed and approved, ratified or disapproved by the Audit Committee. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the Related Party Policy & Procedures. Information regarding potential related party transactions is obtained through self-reporting, as well as through submission of annual director and executive officer questionnaires and the Company’s disclosure controls and procedures.

18	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Corporate Governance (continued)

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities for fiscal year 2013, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal year 2013 prior to their issuance. During fiscal 2013, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed pursuant to Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, relating to communication with audit committees. The Audit Committee also received the written disclosures and letter from D&T, required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by section 10A(k) of the Exchange Act.

Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended February 1, 2014 in the Company’s Annual Report on Form 10-K for such fiscal year.

Members of the Audit Committee

Jacqualyn A. Fouse (Chairperson)

Mark J. Barrenechea

Vincent C. Byrd

Emanuel Chirico

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	19

Item 2—Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For fiscal 2013, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has selected D&T as such for fiscal 2014.

AUDIT AND NON-AUDIT FEES AND INDEPENDENT PUBLIC ACCOUNTANTS

The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2012 and 2013 and fees billed for other services rendered by D&T for fiscal years 2012 and 2013.

	Fiscal 2012	Fiscal 2013
Audit Fees	$1,011,784	$1,093,663
Audit-Related Fees	63,084	78,216
Tax Fees	335,202	300,198
All Other Fees	—	35,000

Total All Fees	$1,410,070	$1,507,077

Audit Fees — Audit fees for fiscal 2012 and 2013 include fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting and the review of our quarterly financial information.

Audit-Related Fees — Audit-related fees paid in fiscal 2012 and 2013 principally include fees relating to statutory audits of subsidiary locations and an employee benefit plan audit.

Tax Fees — Tax fees set forth for fiscal 2012 and 2013 are for tax-related services related primarily to tax consulting and tax planning.

All Other Fees — Amounts paid in fiscal 2013 are subscription fees for human resource and accounting research subscriptions.

The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved certain non-audit services for fiscal 2014 up to $25,000 per occurrence.

Representatives of D&T will be present at the 2014 annual meeting of stockholders to respond to questions and to make statements as they desire.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

20	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website (www.dickssportinggoods.com/investors).

Respectfully submitted,

Members of the Compensation Committee

Larry D. Stone (Chairperson)

Lawrence J. Schorr

Allen R. Weiss

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our compensation programs are structured to align executive rewards with shareholder value creation. They are designed to attract, retain, and motivate our executive management team to provide a framework that delivers strong financial results and shareholder returns over the long term. We attain this alignment with shareholders through a pay for performance philosophy in which variable compensation represents a considerable portion of an executive officer’s potential compensation, a balance of short and long-term performance metrics, and sound governance.

The Company delivered the following operating results in fiscal 2013:

•	Net sales for the 52 weeks ended February 1, 2014 increased 6.5% from last year’s 53 week period, or a 7.8% increase on a 52-week to 52-week basis(1)

•	Earnings per diluted share of $2.69, an increase of 6% from last year’s non-GAAP earnings per diluted share(1)(2)

•	Expansion of the Company’s omni-channel network, growing 65% to over $480 million in eCommerce sales

•	$255.6 million in stock repurchases, in addition to a $0.50 dividend per share during calendar 2013

(1)	Fiscal 2013 was a 52-week fiscal year, compared to fiscal 2012, a 53-week fiscal year. See Appendix A for further information.
(2)	See Appendix A for Regulation G reconciliations of GAAP to non-GAAP measures.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	21

Executive Compensation (continued)

We have also delivered sustained revenue and earnings per share growth year-over-year. Our one-year, three-year and five-year total shareholder return, in comparison to our compensation peer group, which is described further below, is as follows:

Total Annualized Shareholder Return

	1 year	3 year	5 year
Peer Group
25th Percentile	3.0%	10.1%	18.2%
50th Percentile	13.8%	21.4%	29.6%
75th Percentile	28.4%	28.0%	42.6%
Dick’s Sporting Goods	10.7%	16.5%	38.7%
Dick’s Sporting Goods Percentile Ranking	41.1%	35.2%	70.5%

Source: FactSet. Reflects the annualized compound total return, with dividends reinvested on the ex-date, based on stock prices and dividend values as of January 31, 2014.

Based on these performance results, we believe that the compensation of our named executive officers is appropriate and competitive with our compensation peer group.

In January 2013, the Compensation Committee approved Stock Ownership Guidelines for our directors and executive officers. We believe the guidelines further reinforce director and executive alignment with the interests of our stockholders. The requirements are detailed on page 33 of this proxy statement and require a minimum level of share ownership, which is expressed as a multiple of base salary for executive officers and as a fixed value for directors.

In March 2013, the Company introduced a five-year long-term incentive program (the “2013 LTIP”) to further incentivize our executive team to drive Company performance toward the achievement of our five-year strategic plan. The 2013 LTIP is a five-year plan that provides for a one-time grant of performance-based restricted stock that vests based on the achievement of certain pre-established financial performance metrics at the end of the five-year performance period. The performance metrics for the 2013 LTIP consist of total revenue and operating margin goals. The 2013 LTIP was intended to serve as incremental compensation, and is not a program with annual grants. Instead, the 2013 LTIP is a one-time grant for awards that vest based on a five-year performance period.

In the following pages we discuss how our Chief Executive Officer, Chief Financial Officer and other three (3) highest paid executive officers for fiscal 2013 (our “named executive officers” or “NEOs”) were compensated in fiscal 2013, and describe how their compensation fits within our executive compensation philosophy.

OVERVIEW

The Company’s compensation objectives and philosophy are grounded in our overall mission — which is to be recognized by our customers as the #1 sports and fitness specialty omni-channel retailer that serves and inspires athletes and outdoor enthusiasts to achieve their personal best through the relentless improvement of everything we do. To achieve that goal, we believe we need to continue to grow our business in a disciplined way. We have designed our executive compensation program to support our disciplined growth, by basing executive compensation on a combination of both short-term and long-term awards that reward the achievement of specific performance metrics that we feel measure and reward sustainable improvement, but also continue to support our current risk management strategy.

Our incentive-based programs include both short-term and longer-term performance incentive awards that measure the Company’s performance from a financial, operational and strategic perspective across several performance metrics. For example, as discussed further below, our 2013 short-term incentive program and our 2013 LTIP included performance metrics based on Consolidated EBT, operating margin and Consolidated Sales.

22	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation (continued)

Our time-vested equity program provides for the balanced issuance of both stock options that vest on a four-year graded basis and restricted stock that cliff vests after three years. The inclusion of restricted stock and stock options shifts the emphasis from short-term to longer-term results and decisions and helps to maintain a strong focus on long-term improvement.

The combination of our performance-based programs and our time-vested equity program creates an overall compensation program design that rewards the achievement of financial, operational and strategic goals over one-, three-, four- and five-year measurement periods. The Compensation Committee believes that this overall compensation program design creates balanced incentives for our named executive officers that encourages and incentivizes them to grow the Company in a disciplined, focused manner with a view towards long-term success. Accordingly, we believe using both short-term and long-term measurement periods mitigates the risk of seeking short-term gain at the expense of long-term success. Overall, our compensation program design is intended to attract and retain executive leaders who are results oriented, financially astute and focused on continuous performance improvement.

PAY MIX ALLOCATION

A considerable portion of compensation for our named executive officers is considered to be “pay-at-risk” based on the relative proportion of fixed compensation to equity and performance-based compensation. This helps us ensure that our executive compensation program is fundamentally aligned with the Company’s performance. The charts below illustrate the 2013 allocation of base salary, short-term performance-based incentive awards and long-term incentive awards, comprised of stock options and both time-based and performance-based restricted stock.

Performance stock granted as part of our five-year long-term incentive plan, which is referred to as the 2013 LTIP and described further on page 31, is not included in the chart above. The 2013 LTIP was intended as an incremental compensation program in fiscal 2013 to tie performance to specific strategic initiatives, and performance stock is not granted annually. Furthermore, the performance goals set forth in the 2013 LTIP include stretch goals, and their direct compensatory value cannot be anticipated at this time. For these reasons, we have not included those performance stock awards in the chart above. Furthermore, “Other NEO Pay Allocation” excludes our current Executive Vice President- Finance, Administration and Chief Financial Officer, André Hawaux, who joined that role mid-fiscal 2013; as a result, neither Mr. Hawaux, nor his predecessor, Timothy Kullman, received all elements of the annual executive compensation package.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	23

Executive Compensation (continued)

The chart below sets forth the purpose of each compensation component.

Pay Component	Purpose
Base Salary	Provide reasonable and market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance.
Short-term Incentive Program	One-year program designed to encourage achievement of above-target financial metrics, focus efforts on continuous short-term improvement and align cross-functional objectives through the use of commonly utilized Company-wide financial metrics (e.g., earnings).
Long-term Equity Incentives	Drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance focus, align executive and stockholder interests, retain key executive talent and provide executive ownership opportunities, with awards vesting over three-, four- and five- year periods.
Retirement Benefits	Provide tax-deferred retirement savings opportunities and financial protection.

COMPENSATION GOVERNANCE

We strive to align the Company’s executive compensation program with the interests of the Company and its stockholders and we implement strong corporate governance in our executive compensation program to achieve this result. The chart below highlights certain pay practices that we utilize and those that we avoid, so as to maintain discipline in our executive compensation program.

Pay Practices We Utilize
EBT Gate	Minimum Consolidated Earnings Before Income Taxes, adjusted for non-recurring items (“Consolidated EBT”) must be achieved before any performance-based incentives are paid to named executive officers. This ensures that a level of stockholder value is generated before performance-based incentive compensation is paid to our named executive officers. See pages 28 to 30 for further information.
Multiple Performance Targets	Our short-term and certain of our long-term performance-based programs are based on a combination of Consolidated Sales and Consolidated EBT or operating margin. See pages 28 to 31 for further information.
Stock Ownership Guidelines	We have adopted stock ownership guidelines to ensure that our executive officers and directors are financially invested in the Company alongside our stockholders, as further detailed on page 33 of this proxy statement.
Short Selling and Anti-Hedging Policy	Our executive officers and directors are strictly prohibited from engaging in short selling and put, call, or other derivative transactions in our common stock. Furthermore, our executive officers and directors are strongly discouraged from engaging in hedging and other monetization transactions, and are required to seek approval from our General Counsel before engaging in such transactions.
Limited Perquisites	We only provide limited perquisites. Executive officers and directors are required to reimburse the Company for personal use of the Company’s aircraft. See our “Summary Compensation Table” on page 34 for further information.

24	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation (continued)

Pay Practices We Avoid
No Employment Contracts	The Company has no employment contracts in place with any of its executive officers.
No Change in Control Agreements	The Company has not entered into any change in control agreements with any of its executive officers. The Company pays very limited severance in connection with non-competition agreements entered into with a broad base of employees, including our executive officers. See pages 41 to 45 for further information.
No Accelerated Vesting	In general, our equity compensation plans do not provide for automatic acceleration of vesting of awards in the event of a change-in-control. Our one-time grant pursuant to the 2013 LTIP provides for accelerated, pro-rated vesting dependent on the attainment of performance targets in the event of a change-in-control. See pages 41 to 45 for further information.

In addition to maintaining discipline in our executive compensation program, we believe these pay practices create an overall compensation program that is designed to motivate and reward our employees and executive officers for their performance on a short-term and long-term basis and for taking appropriate business risks. These pay practices mitigate excessive or unnecessary risk taking, and the level of risk taking that they do encourage is not reasonably likely to have a material adverse effect on the Company.

SAY-ON-PAY VOTE RESULTS

We held an advisory vote at the 2013 annual meeting of stockholders asking our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers. The Compensation Committee has determined that the Company should hold this vote every year. The Company received over 95% approval of the compensation paid to our named executive officers with respect to fiscal 2012. Because the Company is a “controlled company” in which our Chairman and Chief Executive Officer controls 60.88% of the combined voting power of our common stock and our Class B Common Stock, the Compensation Committee also reviewed the voting results from the Company’s unaffiliated holders of the Company’s common stock. The Company received over 90% approval from unaffiliated holders of the Company’s common stock. The Compensation Committee viewed this vote as supportive of the Company’s overall executive compensation design as one that pays for performance. Given the positive response, the Compensation Committee determined not to make any material design changes to its executive compensation program for fiscal 2013 from fiscal 2012.

THE COMPENSATION DECISION-MAKING PROCESS

Compensation of the Executive Officers, other than the Chief Executive Officer — The participants in the compensation decision-making process for named executive officers, other than the Chief Executive Officer, consist of our Chairman and Chief Executive Officer, our SVP – Human Resources and the Compensation Committee. Our Chairman and Chief Executive Officer controls 60.88% of the combined voting power of our common stock and Class B common stock. He has been operating the Company since 1984 and has led the Company through its sustained growth for over 25 years. He also plays a substantial role in the development of our executive compensation program and the determination of compensation for our executive officers. Our SVP – Human Resources works with our Chairman and Chief Executive Officer to develop recommendations on all components of an executive officer’s compensation, including recommending levels and performance targets for short-term and long-term incentive awards and discretionary matching contributions to the Company’s retirement programs. Recommendations are based on the Company’s historical performance, the Company’s financial, operational and strategic goals, benchmarking information provided by management’s compensation consultant, the Company’s talent needs and individual performance. Our Chairman and Chief Executive Officer makes the final determination on whether new and/or revised compensation programs will be presented to the Compensation Committee.

The Compensation Committee reviews the Chairman and Chief Executive Officer’s recommendations with him and our SVP —Human Resources. The Compensation Committee is ultimately responsible for reviewing and approving all components of

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	25

Executive Compensation (continued)

executive compensation, other than the Chief Executive Officer’s compensation (discussed further below), as well as for approving performance targets for our short-term and long-term incentive programs and determining whether performance targets have been met. The Compensation Committee also reviews all new and/or revised executive compensation programs. The Compensation Committee has delegated certain non-executive compensation matters to a subcommittee consisting of members of management. The subcommittee does not have authority to make determinations with respect to executive compensation.

Compensation of the Chief Executive Officer — Participants in the compensation decision-making process for the Chief Executive Officer consists of our SVP — Human Resources, the Compensation Committee and the Board. Our SVP — Human Resources works with management’s compensation consultant to develop and review benchmarking information. Based on this benchmarking information, along with input from our Chairman and Chief Executive Officer, she recommends compensation for the Chief Executive Officer to the Compensation Committee. The Compensation Committee reviews the Company’s performance against performance targets for incentive compensation awards, the Company’s overall financial performance and the Chief Executive Officer’s overall performance. Based on such review, the Compensation Committee recommends to the Board the Chief Executive Officer’s compensation, approves performance targets under our short-term and long-term incentive programs for the Chief Executive Officer and determines whether such performance targets have been met. All components of the Chief Executive Officer’s compensation, including base salary, short-term incentive, long-term incentive and other equity awards, are reviewed by the Compensation Committee, and are ultimately approved by the Board of Directors, excluding the Chief Executive Officer.

Role of Management’s Compensation Consultant — Management retains Hay Group, Inc., a nationally known consulting company with a strong emphasis in the retail sector (“Hay Group”), as its compensation consultant to provide market data, benchmarking research, survey information and peer group advice relating to executive compensation. As discussed elsewhere in this proxy statement, management has separately engaged Towers Watson to provide consulting services relating to director compensation. Hay Group works directly with our human resources team, including our SVP — Human Resources. Hay Group also provides periodic market analysis and other non-executive compensation consulting services to Company management. Hay Group’s benchmarking research for executive compensation is provided by management to the Compensation Committee. Hay Group does not meet with, or otherwise provide advice or consulting services to, our Compensation Committee.

Benchmarking Executive Compensation — In general, the Compensation Committee has benchmarked base salary and time-vested equity awards for named executive officers to retail market median, with a willingness to pay above market median for executives who have critical skills in key operational areas for the Company or for outstanding performance against key financial metrics. Company management has historically engaged Hay Group to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each fiscal 2013 pay component utilized by the Company was analyzed using the Hay Group 2012 Retail Industry Total Remuneration Report (referred to as the “Hay Retail Survey”), which includes 129 companies and provides data by job title (controlling for differences in responsibility and revenue).

In 2013, management engaged Hay Group to conduct a review of the direct compensation components paid to our named executive officers against a benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group (referred to as the “Retail Peer Group”) was selected, with the approval of the Compensation Committee, from publicly-held specialty retailers, retailers with annual revenues between one-half and two times the Company’s annual revenue, “medium” to “large” box retailers (i.e. average store size of 15,000 square feet or greater), retailers with comparable financial metrics (i.e., that consider both short and longer-term performance such as market capitalization, sales, return on invested capital and total shareholder return), and companies with which we compete for executive talent. The Retail Peer Group is reviewed periodically by the Compensation Committee and may change from time to time based on each component retailer’s continued relevance to the Company’s current or future business model, as well as the competitive environment for executive talent.

26	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation (continued)

The Retail Peer Group for fiscal 2013 compensation recommendations was comprised of the following companies:

• Abercrombie & Fitch Co.	• Advance Auto Parts, Inc.
• American Eagle Outfitters, Inc.	• Ascena Retail Group, Inc.
• AutoZone, Inc. • Bed Bath & Beyond Inc.	• Barnes & Noble, Inc. • Big Lots, Inc.
• Cabela’s Incorporated	• Dollar Tree, Inc.
• Foot Locker, Inc.	• GameStop Corp.
• L Brands, Inc.	• PetSmart, Inc.
• Ross Stores, Inc.	• Tractor Supply Company
• Williams-Sonoma, Inc.

COMPONENTS OF COMPENSATION

Total compensation includes base salary, short-term incentive awards, long-term equity incentive awards (stock options, time-vesting restricted stock awards, performance-based restricted stock awards), and additional employee benefits.

Base Salary — Base salary is benchmarked by the Compensation Committee at the retail market median, with a willingness to pay up to the 75th percentile to help attract and retain executives who have critical skills in key operational areas for the Company and to retain executives who have delivered sustained superior performance for the Company. The Compensation Committee examines base salary in conjunction with data provided by the Hay Retail Survey and against the Retail Peer Group to help guide it in determining base salary increases. For fiscal 2013, the Compensation Committee considered the Company’s overall performance against the retail industry generally, each named executive officer’s individual performance and total pay position within the retail industry, as well as the proposed pay mix (including the actual performance incentive payout and long-term equity grant value) to determine 2013 base salaries. The base salaries paid to our named executive officers for fiscal 2011, 2012 and 2013 are set forth in the “Summary Compensation Table” located on page 34 of this proxy statement.

The table set forth below shows the fiscal 2012 and fiscal 2013 base salary amounts paid to our named executive officers, and how those salaries rank as compared to the Hay Retail Survey and the Retail Peer Group.

Position	2012 Base Salary(1)	Percentile Versus Hay Retail Survey	Percentile Versus Retail Peer Group	2013 Base Salary(1)	Percentile Versus Hay Retail Survey	Percentile Versus Retail Peer Group
Edward W. Stack	$1,000,000	25th	25th	$1,000,000	25th	18th
André J. Hawaux(2)	—	—	—	$ 750,000	75th	82nd
Timothy E. Kullman(3)	$ 600,000	50th	75th	—	—	—
Joseph H. Schmidt	$ 800,000	75th	46th	$ 832,000	75th	46th
John G. Duken	$ 500,000	25th	NA	$ 525,000	50th	NA
Michele B. Willoughby	$ 412,500	75th	NA	$ 500,000	25th-50th	NA

(1)

Figures show base salary as set by the Compensation Committee, which is determined in March of each year and becomes effective in April of that year. Base salary shown in the “Summary Compensation Table” reflects actual salary paid to each named executive officer during the noted fiscal year, which represents salary paid at the prior year’s base salary rate from the beginning of the noted fiscal year to the effective date of the base salary increase and salary paid at the increased base salary rate from the effective date to the end of the noted fiscal year.

(2)	Mr. Hawaux joined the Company as Executive Vice President — Finance, Administration and Chief Financial Officer in June 2013.
(3)	Mr. Kullman retired from his position as Executive Vice President — Finance, Administration and Chief Financial Officer in June 2013 and from the Company in September 2013.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	27

Executive Compensation (continued)

Short-Term Incentive Awards — The Company looks at a combination of earnings and sales goals to determine whether short-term incentive awards will be paid. The awards are paid annually in cash. Historically, payment under the Company’s short-term incentive program for named executive officers had been based primarily on achievement of a pre-determined level of Consolidated EBT, which is the Company’s earnings before income taxes, adjusted for non-recurring items.

The 2013 annual performance incentive components and targets were established by the Compensation Committee with a goal of building on the momentum gained from the Company’s positive performance against our multiple financial and strategic initiatives in the prior year, and continuing the focus on and drive sustained profitable growth.

The following table sets forth the specific threshold, target and maximum amount, as a percentage of base salary, potentially payable to our named executive officers under the Company’s fiscal 2013 annual performance incentive program:

	Potential Payment Amounts (as a Percentage of Base Salary)
Position	Threshold	Target	Maximum
Chairman & Chief Executive Officer	90%	200%	400%
Executive Vice President—Finance, Administration and Chief Financial Officer	60%	75%	150%
President and Chief Operating Officer	80%	100%	200%
Executive Vice President — Global Merchandising	60%	75%	150%
Executive Vice President — Inventory, Supply Chain & eCommerce(1)	60%	75%	150%

(1)

Michele B. Willoughby was promoted to Executive Vice President – Inventory, Supply Chain & eCommerce in August 2013. Accordingly, her incentive opportunity increased to a target of 75% from her position as Senior Vice President, eCommerce with a target of 50%.

The determination of the annual performance incentive award is based on achievement of two separate components: (1) Consolidated EBT and (2) Consolidated Sales, each set at threshold, target and maximum levels. The threshold level of Consolidated EBT also acts as a “gating” criterion, such that if threshold Consolidated EBT was not achieved, then no performance incentive amounts would be paid, regardless of any other targets achieved. The Compensation Committee is permitted to exercise negative discretion with respect to the incentive amount paid to any named executive officer, regardless of the level of the Company’s achievement of Consolidated EBT and Consolidated Sales. The Compensation Committee did not exercise negative discretion with respect to fiscal 2013 incentive awards.

The two components of the fiscal 2013 annual performance incentive program were weighted as follows: 80% towards Consolidated EBT and 20% towards Consolidated Sales.

Consolidated EBT is the first and principal component of the 2013 annual performance incentive program. Eighty percent of each named executive officer’s 2013 performance incentive award was calculated based on Consolidated EBT achieved during the fiscal year relative to the pre-determined levels of threshold, target and maximum Consolidated EBT. The maximum level of the Consolidated EBT target acts as a cap on the amount of bonus that the executive could earn. The threshold, target and maximum Consolidated EBT targets correlate with the three levels of bonus expressed as a specified percentage of the named executive officer’s base salary.

The Company uses interpolation between the threshold, target and maximum Consolidated EBT targets and the corresponding base salary percentage to determine the specific amount of the payout for each named executive officer with respect to the achievement of the Consolidated EBT goal between the various levels.

28	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation (continued)

Consolidated Sales comprised the second component of the 2013 annual performance incentive program. Twenty percent (20%) of each named executive officer’s 2013 performance incentive award was calculated based on achievement of the goal.

As with the Consolidated EBT component, the Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of Consolidated Sales between the various levels.

2013 Performance Target	Threshold	Target	Maximum
Consolidated EBT	$536,300,000	$595,900,000	$637,600,000
Consolidated Sales	$6,090,000,000	$6,278,450,000	$6,404,000,000
Potential Payout Amount — Chairman & CEO	45%	100%	200%
Potential Payout Amount — Other NEOs	80%	100%	200%

The Company’s fiscal 2013 Consolidated EBT was $549,645,479, taking into account adjustments for non-recurring and other similar items.

The Company’s fiscal 2013 Consolidated Sales was $6,213,173,004.

“Eligible earnings” represents non-variable compensation, or base salary, actually paid to the named executive officer during the fiscal year.

The table below shows the calculation along with the actual incentive payments made to each of our named executive officers.

EDWARD W. STACK, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

	Eligible Earnings		Target Payout Percent		Component Weighting		Component Attainment		Payout
Consolidated EBT	$1,000,000	x	200%	x	80%	x	57.3%	=	$917,047
Consolidated Sales	$1,000,000	x	200%	x	20%	x	80.9%	=	$323,794
Total Payment									$1,240,842
Actual Payout as a Percentage of Base Salary									124.1%

ANDRÉ J. HAWAUX, EXECUTIVE VICE PRESIDENT — FINANCE, ADMINISTRATION AND CHIEF FINANCIAL OFFICER

	Eligible Earnings		Target Payout Percent		Component Weighting		Component Attainment		Payout
Consolidated EBT	$750,000	x	75%	x	80%	x	84.5%	=	$380,153
Consolidated Sales	$750,000	x	75%	x	20%	x	93.1%	=	$104,706
Total Payment									$484,859
Actual Payout as a Percentage of Base Salary									64.6%

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	29

Executive Compensation (continued)

JOSEPH H. SCHMIDT, PRESIDENT AND CHIEF OPERATING OFFICER

	Eligible Earnings		Target Payout Percent		Component Weighting		Component Attainment		Payout
Consolidated EBT	$826,462	x	100%	x	80%	x	84.5%	=	$558,545
Consolidated Sales	$826,462	x	100%	x	20%	x	93.1%	=	$153,841
Total Payment									$712,386
Actual Payout as a Percentage of Base Salary									86.2%

JOHN G. DUKEN, EXECUTIVE VICE PRESIDENT — GLOBAL MERCHANDISING

	Eligible Earnings		Target Payout Percent		Component Weighting		Component Attainment		Payout
Consolidated EBT	$520,673	x	75%	x	80%	x	84.5%	=	$263,914
Consolidated Sales	$520,673	x	75%	x	20%	x	93.1%	=	$72,690
Total Payment									$336,604
Actual Payout as a Percentage of Base Salary									64.6%

MICHELE B. WILLOUGHBY, EXECUTIVE VICE PRESIDENT — INVENTORY, SUPPLY CHAIN & ECOMMERCE(1)

	Eligible Earnings		Target Payout Percent		Component Weighting		Component Attainment		Payout
Consolidated EBT	$234,856	x	50%	x	80%	x	84.5%	=	$79,361
Consolidated Sales	$234,856	x	50%	x	20%	x	93.1%	=	$21,859
Consolidated EBT	$250,000	x	75%	x	80%	x	84.5%	=	$126,718
Consolidated Sales	$250,000	x	75%	x	20%	x	93.1%	=	$34,902
Total Payment									$262,839
Actual Payout as a Percentage of Base Salary									54.2%

(1)

Michele B. Willoughby was promoted to Executive Vice President — Inventory, Supply Chain & eCommerce in August 2013. Accordingly, her incentive opportunity increased to a target of 75% from her position as Senior Vice President, eCommerce with a target of 50%.

Annual short-term incentive payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and the Compensation Committee has taken the actions required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Long-Term Incentive Awards — Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance focus, align executive and stockholder interests, retain key executive talent and create an association between individual pay and the long-term performance of the Company while building an ownership mentality among executives.

Equity grants are generally made on an annual basis to specified categories of employees in amounts that take into account such factors as Company and individual performance, total stockholder return, share usage and stockholder dilution, as well as market competitiveness. In fiscal 2013, the value of the equity grants awarded to our named executive officers were generally between the 50th and 75th percentile of those companies included in the Hay Retail Survey and the Retail Peer Group.

30	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation (continued)

The Company’s annual grant of equity awards to our named executive officers, other than our Chairman and Chief Executive Officer, was split in 2013, with approximately 40% of the total grant value consisting of time-based restricted stock, and the remaining 60% awarded as a stock option. Our Chairman and Chief Executive Officer received approximately 70% of his total grant value in time-based restricted stock and 30% as a stock option. Our equity program provides for the balanced issuance of both stock options and restricted stock. Stock options have graded vesting, while restricted stock has cliff vesting. We believe that stock options with graded vesting align pay with performance on both an annual and long-term basis, while cliff vesting for restricted stock emphasizes retention coupled with long-term results. Special grants may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes. This also does not include grants pursuant to our 2013 LTIP, which consisted of performance-based restricted stock, as further described below.

The Company grants annual equity awards based on the desired value of the award, which is determined by considering the long-term performance equity market data included in the Hay Retail Survey and the practices of the Retail Peer Group. The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market and provides greater stability in managing equity expense.

Stock Options — Stock options are generally granted on an annual basis to our executive officers, vest 25% per year over four years following the grant date, and have seven-year maximum terms.

Restricted Stock — Restricted stock awards are generally granted on an annual basis to our executive officers, vest 100% on the third anniversary of the grant date, and remain subject to forfeiture if the recipient fails to remain actively employed through the vesting period. Holders of unvested restricted stock are entitled to voting and dividend rights; however, dividends are accumulated and held by the Company and are subject to forfeiture until the shares of restricted stock to which the dividends relate have vested.

Performance-Based Restricted Stock — In addition to restricted stock grants that vest based on continued service, in March 2013 the Compensation Committee approved one-time grants of performance-based restricted stock under our 2013 LTIP. As discussed earlier, the 2013 LTIP is not an annual program but a one-tme program for a stretch five-year period. The awards provided an additional long-term incentive opportunity to key executives to reinforce and reward the Company’s successful achievement of its long-term strategic goals. The performance period for the performance-based restricted stock is a five-year period beginning on February 3, 2013 and ending on February 3, 2018. The total number of shares of performance stock that vest at the end of the performance period will be based on the attainment of threshold and target goals for the Company’s revenue of $10 billion and $12 billion, respectively, and threshold and target goals for the Company’s operating margin of 10.5% and 11.0%, respectively, as further shown below. There is an opportunity for earlier vesting if the pre-established target metrics are achieved at the end of any fiscal year within the performance period. Threshold performance on both metrics is required for any vesting to occur and all awards will be forfeited if threshold performance is not met on both metrics. Target performance on both metrics will result in full vesting. Holders of unvested performance-based restricted stock are entitled to voting and dividend rights; however, such dividends are accumulated and held by the Company and remain subject to forfeiture until the shares of restricted stock to which the dividends relate have vested.

Performance Goals	Threshold	Target	Goal Achievement Level	Total Revenue Threshold	Total Revenue Target
Operating Margin	10.5%	11%	Operating Margin Target	75% vesting	100% vesting
Total Revenue	$10 billion	$12 billion	Operating Margin Threshold	50% vesting	75% vesting

Each executive officer received an equal award of performance stock awards pursuant to the 2013 LTIP with a total value of $1 million, based on the value of the Company’s common stock on the grant date, other than Mr. Hawaux, who received a pro-rated award of approximately $978,000 based on his start date.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	31

Executive Compensation (continued)

Sign-On Bonus — André J. Hawaux joined the Company as Executive Vice President – Finance, Administration and Chief Financial Officer, effective June 17, 2013. Our Compensation Committee approved a one-time sign-on bonus of $100,000 to Mr. Hawaux, which is subject to the terms of a one-year sign-on bonus repayment agreement. The Compensation Committee also approved an initial sign-on equity grant that consisted of (i) a stock option grant valued at $1,000,000, which will vest at 25% per year each year starting on the first anniversary of the grant date; and (ii) a restricted stock grant valued at $1,000,000, which will vest in its entirety on the third anniversary of the grant date.

Retirement and Other Benefits — The Company’s Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Code, covers all salaried employees (including named executive officers) and certain hourly employees. Under its terms, the Company may make an annual discretionary matching contribution, which typically has been paid out at 50% of the first 10% of the participant’s deferral. Each of our named executive officer’s contribution to his or her 401(k) account is capped at 3% of his or her base salary (net of any contributions to the Officer’s Supplemental Savings Plan, the Company’s non-qualified deferred contribution plan discussed below). The participant must be an active employee on December 31st of the plan year to receive any matching contribution for that year. Company contributions vest 20% per year of service and become fully vested when a participant attains five years of service. Thereafter, all Company contributions are fully vested. The Compensation Committee has delegated authority to a management subcommittee to approve the Company’s annual matching contributions up to $1.00 per dollar deferred up to the first 10% of the participant’s deferral, including contributions to any named executive officers. Any Company contributions above that match level require approval from the Compensation Committee. The Compensation Committee is informed of any matches approved by the management subcommittee.

Officers’ Supplemental Savings Plan — The Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, a voluntary nonqualified deferred compensation plan, became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan, which caps the level of contributions that they can make. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the “Nonqualified Deferred Compensation Table” and subsequent narrative description set forth on page 40 of this proxy statement.

Perquisites and Other Personal Benefits — The Company does not view perquisites as a material component of its executive compensation program. With the exception of limited perquisites available to our Chairman and Chief Executive Officer and our President and Chief Operating Officer or special circumstances, our named executive officers do not receive personal benefits that are not otherwise widely available to employees. Our Chairman and Chief Executive Officer receives certain life insurance, professional fee and tax reimbursement perquisites, while both our Chairman and Chief Executive Officer and President and Chief Operating Officer receive vehicle allowances and country club perquisites. Additionally, the Company leases suites at certain sporting event venues for business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. For a description of the perquisites and the attributed costs of these benefits, see our “Summary Compensation Table” on page 34 of this proxy statement.

Personal Use of Company Aircraft — The Company does not permit named executive officers or directors to use the Company’s aircraft for personal use unless our Chairman and Chief Executive Officer approves the personal use and the named executive officer or director reimburses the Company for the aggregate incremental cost of the flight. In limited instances where the named executive officer or director is not billed, any non-reimbursed travel will be considered income to the named executive officer or director and reported for income tax purposes and included as compensation in our “Summary Compensation Table” and “Director Compensation Table.” In fiscal 2013, there was no personal use of the Company’s aircraft that was not reimbursed by our named executive officers or directors. The Compensation Committee annually reviews compliance with this policy.

32	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Executive Compensation (continued)

Written Employment Arrangements — We do not have employment agreements with our named executive officers. In some instances, in connection with the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided them written assurances of additional elements of compensation as they join the Company. An offer letter of this nature was entered into with Mr. Hawaux in 2013.

Severance and Change in Control Agreements — We do not have severance or change in control agreements with our named executive officers. We have a general severance policy that is applicable to a broad base of employees pursuant to which we pay severance equal to the greater of four (4) weeks of pay or one (1) week of pay for every year of employment with us. The Company may also, in its discretion, offer other arrangements to named executive officers or employees whose employment with the Company terminates.

STOCK OWNERSHIP GUIDELINES

The Compensation Committee adopted stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.

The stock ownership guidelines for named executive officers and directors are as follows:

Role	Value of Common Stock to be Owned
Chairman and Chief Executive Officer	6 times base salary
President and Chief Operating Officer	3 times base salary
Executive Vice Presidents	3 times base salary
Other Executive Officers	1 times base salary
Board of Directors	$300,000 value

All shares of common stock, including time-based and performance-based restricted stock and stock underlying unvested and vested stock options, that are beneficially owned by the executive officer or director are counted towards the ownership requirement. Executive officers and directors have three years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year based on the record date for the Company’s annual meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will be required to hold net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met. As of the record date for the 2014 annual meeting, all named executive officers and directors were in compliance with the stock ownership requirements.

TAX AND ACCOUNTING IMPLICATIONS

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s Chief Executive Officer and the three (3) other most highly compensated executive officers (other than the Company’s Chief Financial Officer) as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants, short-term incentive awards and long-term incentive awards, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. The Company has intended that all performance-based compensation paid in fiscal 2013 to our named executive officers, other than our Chief Financial Officer, will qualify for deduction under Section 162(m). The Compensation Committee retains flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	33

Compensation Tables

SUMMARY COMPENSATION TABLE—2013, 2012, 2011

The following table discloses the compensation for Edward W. Stack, the principal executive officer of the Company; Timothy E. Kullman, the former principal financial officer of the Company who retired from that position in June 2013; André J. Hawaux, who joined the Company as the Company’s principal financial officer in June 2013; and the three (3) other most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers at February 1, 2014 and whose total annual compensation (excluding items described in column (h) below) exceeded $100,000.

Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($) (i)		Total ($) (j)
Edward W. Stack, Chairman and Chief Executive Officer(4)
2013	$1,000,000	—	$4,499,990	$1,499,993	$1,240,842	$170,646	$117,238	(5)	$8,528,709
2012	$1,019,231	—	$5,250,015	$2,249,965	$2,010,766	$200,000	$104,909		$10,834,886
2011	$961,538	—	$3,800,000	$2,698,110	$3,351,187	$200,000	$103,187		$11,114,022
André J. Hawaux, Executive Vice President — Finance, Administration and Chief Financial Officer
2013	$475,962	$100,000(6)	$1,978,475	$1,000,145	$484,859	$8,250	$189,998	(7)	$4,237,689
Timothy E. Kullman, Executive Vice President — Finance, Administration and Chief Financial Officer(8)
2013	$246,923	—	$1,360,000	$539,992	—	—	—		$2,146,915
2012	$605,096	$750,000	$359,980	$540,101	$816,138	$7,362	$3,750		$3,082,427
2011	$563,327	—	$300,000	$449,860	$736,247	$8,135	$3,675		$2,061,244
Joseph H. Schmidt, President and Chief Operating Officer
2013	$826,462	—	$1,479,984	$720,002	$712,386	$24,665	$214,818	(9)	$3,978,317
2012	$802,885	—	$720,009	$1,080,201	$1,443,881	$10,920	$12,050		$4,069,946
2011	$728,269	—	$720,000	$1,079,672	$1,269,094	$10,139	$11,396		$3,818,570
John G. Duken, Executive Vice President — Global Merchandising
2013	$520,673	—	$1,360,000	$539,992	$336,604	$39,483	$11,888	(10)	$2,808,640
2012	$504,808	—	$299,980	$454,024	$680,872	$29,923	$3,750		$1,973,357
Michele B. Willoughby, Executive Vice President — Inventory, Supply Chain & eCommerce
2013	$484,856	—	$1,420,984	$631,520	$262,839	$28,040	$10,990	(10)	$2,839,229
2012	$413,221	—	$182,979	$274,435	$371,562	$24,356	$3,750		$1,270,303

(1)

The values set forth in this column represent the aggregate grant date fair value of restricted stock or stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). A discussion of the relevant assumptions made in the valuation for 2013 may be found in Note 10 (“Stock-Based Compensation and Employee Stock Plans”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

The values included in the Stock Awards include shares of restricted stock that vest with the passage of time, as well as performance-based restricted stock granted under our 2013 LTIP. The values included for the performance-based restricted stock awards are based on the maximum number of shares that would vest if all of the underlying performance metrics were achieved. The performance period for these awards is a five-year period commencing with fiscal year 2013 and ending with fiscal year 2017. Based on performance, awards may not vest and be forfeited, or, if they vest, vest at a level between 50% — 100% based on level of performance achieved. For a discussion of the terms of these awards and the restricted stock and stock option awards granted to our named executive officers and the terms of the performance-based restricted stock awards granted to our named executive officers under our 2013 LTIP, see the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this proxy statement. Based on grant date fair value for performance-based restricted stock granted under our 2013 LTIP in accordance with FASB ASC Topic 718, the following table provides the potential value of the awards at the threshold (50% vest), target (75% vest) and maximum (100% vest) levels.

34	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Compensation Tables (continued)

	Value at Threshold Level (50% vest)	Value at Target Level (75% vest)	Value at Maximum Level (100% vest) (reported in column (e) above)
Edward W. Stack	$500,002	$750,002	$1,000,003
André J. Hawaux(a)	$489,233	$733,849	$ 978,466
Joseph H. Schmidt	$500,002	$750,002	$1,000,003
John G. Duken	$500,002	$750,002	$1,000,003
Michele B. Willoughby	$500,002	$750,002	$1,000,003

(a)	Mr. Hawaux joined the Company in June 2013 and received a pro-rated award pursuant to the terms of the 2013 LTIP.
(2)

Includes annual performance incentive payments earned in each of fiscal 2013, 2012 and 2011, regardless of when paid. Under the Company’s 2002 Plan and 2012 Plan, the relevant performance measures for the annual performance incentive awards are satisfied in fiscal 2013, 2012 and 2011, as applicable, and thus are reportable in fiscal 2013, 2012 and 2011, as applicable, even though payments, if any, were made in fiscal 2014, 2013 and 2012, respectively.

(3)	Reflects mandatory Company contributions to the Officer’s Plan. See the “Nonqualified Deferred Compensation Table” and accompanying narrative on page 40 for more information.
(4)	Mr. Stack does not receive any compensation from the Company in connection with his service as Chairman of the Board.
(5)

Personal benefits for fiscal 2013 consisted of insurance premiums of $39,607 paid in fiscal 2013 on two life insurance policies for the benefit of Mr. Stack, for which the beneficiary, upon the executive’s death, is the Stack Family Trust, a tax gross-up payment of $49,614 relating to the life insurance benefits, an annual vehicle allowance, professional fees, country club dues and matching contributions to the Company’s defined contribution plan.

(6)	Amount reflects a one-time sign-on bonus paid to Mr. Hawaux upon his joining the Company.
(7)

Personal benefits for fiscal 2013 consisted of relocation benefits of $72,276, a tax gross-up payment of $55,992 relating to Mr. Hawaux’s sign-on bonus, a tax-gross up payment of $61,480 relating to relocation benefits, and a small gift card given to many associates as a holiday gift.

(8)

Mr. Kullman retired as the Company’s Executive Vice President — Finance, Administration & CFO in June 2013 and from the Company in September 2013. As a result, Mr. Kullman was not eligible to receive an annual performance incentive award. Furthermore, unexercised exercisable stock options remained exercisable for 90 days and thereafter expired, unexercisable options were forfeited, and all unvested shares of restricted stock and performance-based restricted stock were forfeited. All stock awards and options awards included in 2013 compensation in this table under column (e) and column (f) were forfeited upon Mr. Kullman’s retirement from the Company.

(9)

Personal benefits for fiscal 2013 consisted of country club dues of $105,636, a tax gross-up payment of $90,313 relating to the country club benefits, an annual vehicle allowance, matching contributions to the Company’s defined contribution plan, a Company paid vacation, and a small gift card given to many associates as a holiday gift.

(10)

Personal benefits for fiscal 2013 consisted of matching contributions to the Company’s defined contribution plan, a Company paid vacation and a small gift card given to many associates as a holiday gift.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	35

Compensation Tables (continued)

GRANTS OF PLAN-BASED AWARDS TABLE—2013

The following table sets forth each award granted to a named executive officer in fiscal 2013 under plans established by the Company.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($)(l)
Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward W. Stack
4/3/2013				10,802	16,202	21,603				$1,000,003
4/3/2013							75,610			$3,499,987
4/3/2013								78,630	$46.29	$1,499,993
—	$900,000	$2,000,000	$4,000,000
André J. Hawaux
7/3/2013				9,902	14,852	19,803				$978,466
7/3/2013							20,239			$1,000,009
7/3/2013								50,480	$49.41	$1,000,145
—	$450,000	$562,500	$1,125,000
Timothy E. Kullman
4/3/2013				10,802	16,202	21,603				$1,000,003
4/3/2013							7,777			$359,997
4/3/2013								29,383	$46.29	$539,992
—	—	—	—
Joseph H. Schmidt
4/3/2013				10,802	16,202	21,603				$1,000,003
4/3/2013							10,369			$479,981
4/3/2013								39,178	$46.29	$720,002
—	$661,170	$826,462	$1,652,924
John G. Duken
4/3/2013				10,802	16,202	21,603				$1,000,003
4/3/2013							7,777			$359,997
4/3/2013								29,383	$46.29	$539,992
—	$312,404	$390,505	$781,010
Michele B. Willoughby
4/3/2013				10,802	16,202	21,603				$1,000,003
4/3/2013							3,953			$182,984
9/3/2013							5,067			$237,997
4/3/2013								15,259	$46.29	$274,502
9/3/2013								18,999	$46.97	$357,018
—	$243,942	$304,928	$609,856

(1)

Actual incentive plan payments based on the Company’s fiscal 2013 performance are set forth in column (g) of our “Summary Compensation Table.” Amounts were earned in fiscal 2013 but were paid in fiscal 2014.

(2)

Represents awards of performance-based restricted stock pursuant to the 2013 LTIP, which may vest at a level between 50% and 100% based on level of performance targets achieved. Threshold, Target, and Maximum shown in the table represent 50%, 75% and 100% of the award. See “Compensation Discussion and Analysis – Long-Term Incentive Awards” on pages 30 to 31 of this proxy statement for more information.

(3)

The exercise price of the stock options awarded was determined in accordance with the 2012 Plan, which provides that the exercise price for each option will be the closing sale price for our common stock on the NYSE on the grant date.

(4)

The full grant date fair value calculations are computed in accordance with ASC Topic 718 with respect to the options and shares of restricted stock awarded to the named executive officers in fiscal 2013 under the 2012 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation for 2013 may be found in the “Stock-Based Compensation and Employee Stock Plans” section of Note 10 of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

36	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Compensation Tables (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—2013

The following table sets forth all unexercised stock options and unvested restricted stock that have been awarded to our named executive officers by the Company and were outstanding as of February 1, 2014.

Name (a)	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Edward W. Stack
	250,000	—		—	$17.98	3/2/2015	—		—	—		—
	300,000	—		—	$18.95	3/1/2016	—		—	—		—
	300,000	—		—	$28.23	3/21/2017	—		—	—		—
	90,000	—		—	$27.87	3/27/2015	—		—	—		—
	135,000	—		—	$13.82	3/18/2016	—		—	—		—
	345,000	—		—	$13.82	3/18/2016	—		—	—		—
	101,250	33,750	(2)	—	$26.03	3/16/2017	—		—	—		—
	68,285	68,286	(3)	—	$40.00	3/15/2018	—		—	—		—
	28,041	84,123	(4)	—	$48.60	4/3/2019	—		—	—		—
	—	78,630	(5)	—	$46.29	4/3/2020	—		—	—		—
	—	—		—	—	—	95,000	(6)	$4,987,500	—		—
	—	—		—	—	—	108,025	(7)	$5,671,313	—		—
	—	—		—	—	—	75,610	(8)	$3,969,525
	—	—		—	—	—	—		—	10,802	(9)	$567,079
André J. Hawaux
	—	50,480	(10)	—	$49.41	7/3/2020
							20,239	(11)	$1,062,548
										9,902	(9)	$519,829
Timothy E. Kullman(12)
	—	—		—	$—	—	—		—	—		—
Joseph H. Schmidt
	56,250	—		—	$13.82	3/18/2016	—		—	—		—
	107,500	—		—	$13.82	3/18/2016	—		—	—		—
	56,250	18,750	(2)	—	$26.03	3/16/2017	—		—	—		—
	29,188	29,190	(3)	—	$40.00	3/15/2018	—		—	—		—
	13,968	41,904	(4)	—	$48.60	4/3/2019	—		—	—		—
	—	39,178	(5)	—	$46.29	4/3/2020	—		—	—		—
	—	—		—	—	—	18,000	(6)	$945,000	—		—
	—	—		—	—	—	14,815	(7)	$777,788	—		—
	—	—		—	—	—	10,369	(8)	$544,373
	—	—		—	—	—	—		—	10,802	(9)	$567,079

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	37

Compensation Tables (continued)

Name (a)	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
John G. Duken
	16,875	5,625	(2)	—	$26.03	3/16/2017	—		—	—		—
	20,000	—		—	$28.23	3/21/2017	—		—	—		—
	5,264	5,265	(3)	—	$40.00	3/15/2018	—		—	—		—
	15,000	—		—	$27.87	3/27/2018	—		—	—		—
	3,779	11,340	(14)	—	$44.61	2/21/2019	—		—	—		—
	2,418	7,254	(4)	—	$48.60	4/3/2019	—		—	—		—
	—	29,383	(5)	—	$46.29	4/3/2020	—		—	—		—
	—	—		—	—	—	3,050	(6)	$160,125	—		—
	—	—		—	—	—	3,990	(15)	$209,475	—		—
	—	—		—	—	—	2,510	(7)	$131,775	—		—
	—	—		—	—	—	7,777	(8)	$408,293	—		—
	—	—		—	—	—	—		—	10,802	(9)	$567,079
Michele B. Willoughby
	6,000	—		—	$27.87	3/27/2015	—		—	—		—
	—	5,625	(2)(13)	—	$26.03	3/16/2017	—		—	—		—
	7,896	7,898	(3)	—	$40.00	3/15/2018	—		—	—		—
	3,627	10,881	(4)	—	$48.60	4/3/2019	—		—	—		—
	—	15,259	(5)	—	$46.29	4/3/2020	—		—	—		—
	—	18,999	(16)	—	$46.97	9/3/2020	—		—	—		—
	—	—		—	—	—	4,575	(6)	$240,188	—		—
	—	—		—	—	—	3,765	(7)	$197,663	—		—
	—	—		—	—	—	3,953	(8)	$207,533	—		—
							5,607	(17)	$266,018
	—	—		—	—	—				10,802	(9)	$567,079

(1)

Represents the payment value if the threshold performance is met pursuant to the 2013 LTIP. If the threshold performance is met, 50% of the shares shown will vest, and 50% will be forfeited. See “Compensation Discussion and Analysis — Long-Term Incentive Awards” on pages 30 to 31 of this proxy statement for additional information relating to the performance criteria.

(2)	Stock Option vests at the rate of 25% per year, with vesting dates of March 16, 2011, March 16, 2012, March 16, 2013 and March 16, 2014.
(3)	Stock Option vests at the rate of 25% per year, with vesting dates of March 15, 2012, March 15, 2013, March 15, 2014 and March 15, 2015.
(4)	Stock Option vests at the rate of 25% per year, with vesting dates of April 3, 2013, April 3, 2014, April 3, 2015 and April 3, 2016.
(5)	Stock Option vests at the rate of 25% per year, with vesting dates of April 3, 2014, April 3, 2015, April 3, 2016 and April 3, 2017.
(6)	Restricted stock award vests 100% on March 15, 2014.
(7)	Restricted stock award vests 100% on April 3, 2015.
(8)	Restricted stock award vests 100% on April 3, 2016.
(9)

Represents 50% of the number of shares of unvested performance-based restricted stock granted under our 2013 LTIP as of February 1, 2014. If the maximum level of both performance targets are met, the restricted stock award vests 100%; if the maximum level is met for one performance target and threshold level is met for the other performance target, the restricted stock award vests 75%; and if the threshold level of both performance targets are met, the restricted stock award vests 50%, in all cases on April 3, 2018. The award will be 100% forfeited if threshold performance is not met on either performance target. See “Compensation Discussion and Analysis — Long-Term Incentive Awards” on pages 30 to 31 of this proxy statement for additional information relating to the performance criteria. Payment value shown represents threshold level achievement.

(10)	Stock Option vests at the rate of 25% per year, with vesting dates of July 3, 2014, July 3, 2015, July 3, 2016 and July 3, 2017.
(11)	Restricted stock award vests 100% on July 3, 2016.
(12)

Mr. Kullman retired from the Company in September 2013. Upon his retirement, unexercised exercisable stock options remained exercisable for 90 days and thereafter expired, unexercisable options were forfeited, and all shares of unvested restricted stock and performance-based restricted stock were forfeited.

(13)	75% of the Stock Option vested and was exercised.

38	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Compensation Tables (continued)

(14)	Stock Option vests at the rate of 25% per year, with vesting dates of February 21, 2013, February 21, 2014, February 21, 2015 and February 21, 2016.
(15)	Restricted stock award vests 100% on February 21, 2015.
(16)	Stock Option vests at the rate of 25% per year, with vesting dates of September 3, 2014, September 3, 2015, September 3, 2016 and September 3, 2017.
(17)	Restricted stock award vests 100% on September 3, 2016.

OPTION EXERCISES AND STOCK VESTED TABLE — 2013

The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2013.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(d)(1)	Value Realized on Vesting ($) (e)
Edward W. Stack	144,000	$6,106,889(2)	50,406	$2,361,015
André J. Hawaux(3)	—	—	—	—
Timothy E. Kullman	237,896	$5,126,808(4)	24,306	$1,134,315
Joseph H. Schmidt	75,000	$1,754,862(5)	36,906	$1,726,515
John G. Duken	184,000	$6,607,479(6)	20,406	$ 951,015
Michele B. Willoughby	38,125	$1,271,773(7)	20,406	$ 951,015

(1)

Includes vesting of both time-based restricted stock awards and performance-based restricted stock awards. The amount reflected excludes shares of performance-based restricted stock that were forfeited based on level of performance achieved.

(2)

Mr. Stack exercised stock options and sold the underlying shares as follows: stock options for 106,700 shares exercised at an exercise price of $12.63 and sold at an average market price of $55.0754 per share on November 20, 2013 and stock options for 37,300 shares exercised at an exercise price of $12.63 and sold at an average market price of $54.9347 per share on November 21, 2013.

(3)	Mr. Hawaux did not exercise any stock option awards or have any shares of restricted stock vest during fiscal 2013.
(4)

Mr. Kullman exercised stock options and sold the underlying shares as follows: stock options for 9,375 shares exercised at an exercise price of $13.82 and sold at an average market price of $47.5001 per share on March 20, 2013; stock options for 50,000 shares exercised at an exercise price of $13.82 and sold at an average market price of $47.5001 per share on March 20, 2013; stock options for 50,000 shares exercised at an exercise price of $29.32 and sold at an average market price of $48.00 per share on March 22, 2013; stock options for 100,000 shares exercised at an exercise price of $29.32 and sold at an average market price of $48.00 per share on March 22, 2013; stock options for 12,162 shares exercised at an exercise price of $40.00 and sold at an average market price of $48.2333 per share on March 22, 2013; stock options for 9,375 shares exercised at an exercise price of $26.03 and sold at an average market price of $48.2333 per share on March 22, 2013, stock options for 294 shares exercised at an exercise price of $48.60 and sold at an average market price of $51.00 per share on September 16, 2013; and stock options for 6,690 shares exercised at an exercise price of $48.60 and sold at an average market price of $51.00 per share on September 17, 2013. Includes stock option exercises after Mr. Kullman retired as our Executive Vice President- Finance, Administration and Chief Financial Officer.

(5)

Mr. Schmidt exercised stock options and sold the underlying shares as follows: stock options for 6,800 shares exercised at an exercise price of $31.42 and sold at an average market price of $53.476 per share on September 20, 2013; stock options for 30,700 shares exercised at an exercise price of $31.42 and sold at an average market price of $53.00 per share on September 24, 2013; and stock options for 37,500 shares exercised at an exercise price of $27.87 and sold at an average market price of $53.00 per share on September 24, 2013.

(6)

Mr. Duken exercised stock options and sold the underlying shares as follows: stock options for 45,000 shares exercised at an exercise price of $12.63 and sold at an average market price of $48.0586 per share on March 22, 2013; stock options for 40,000 shares exercised at an exercise price of $12.63 and sold at an average market price of $48.0586 per share on March 22, 2013; stock options for 20,000 shares exercised at an exercise price of $17.98 and sold at an average market price of $52.872 per share on September 23, 2013; stock options for 20,000 shares exercised at an exercise price of $18.95 and sold at an average market price of $52.872 per share on September 23, 2013; stock options for 6,000 shares exercised at an exercise price of $27.87 and sold at an average market price of $52.872 per share on September 23, 2013; stock options for 22,500 shares exercised at an exercise price of $13.82 and sold at an average market price of $52.872 per share on September 23, 2013; and stock options for 30,500 shares exercised at an exercise price of $13.82 and sold at an average market price of $52.872 per share on September 23, 2013.

(7)

Ms. Willoughby exercised stock options and sold the underlying shares as follows: stock options for 28,000 shares exercised at an exercise price of $13.82 and sold at an average market price of $47.5051 per share on March 20, 2013; stock options for 2,250 shares exercised at an exercise price of $12.44 and sold at an average market price of $52.75 per share on September 24, 2013; stock options for 2,250 shares exercised at an exercise price of $13.82 and sold at an average market price of $52.75 per share on September 24, 2013; and stock options for 5,625 shares exercised at an exercise price of $26.03 and sold at an average market price of $52.75 per share on September 24, 2013.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	39

Compensation Tables (continued)

PENSION BENEFITS

The Company did not have in fiscal 2013, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.

NONQUALIFIED DEFERRED COMPENSATION TABLE — 2013

The following table sets forth amounts contributed during fiscal 2013 by our named executive officers under the Company’s defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)(1)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(f)
Edward W. Stack	$853,230	$170,646	$389,716	—	$7,480,195
André J. Hawaux	$ 48,750	$ 8,250	$ 895	—	$ 57,895
Timothy E. Kullman	$ 40,807	—	$ (113)	$10,907	$ 418,879
Joseph H. Schmidt	$123,692	$ 24,665	$ 95,998	—	$ 894,044
John G. Duken	$197,895	$ 39,483	$ 85,597	—	$ 953,469
Michele B. Willoughby	$140,871	$ 28,040	$129,846	—	$1,102,598

(1)	Amounts set forth in this column reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007.

As described on page 32 of this proxy statement, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant’s election of a variety of investment choices. Participants’ accounts may or may not appreciate and may depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.

Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five (5) years of plan participation, or upon the named executive officer’s death, disability or upon a change in control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).

Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.

The Officers’ Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.

40	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Compensation Tables (continued)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change in control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate other than the Officers’ Plan. The Company also does not have severance or change in control agreements with our named executive officers. However, as part of non-competition agreements executed by a broad base of employees, we have a general severance policy that is applicable to a broad base of employees, including certain of our named executive officers, pursuant to which we pay severance equal to the greater of four (4) weeks of pay or one (1) week of pay for every year of employment with us.

The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on January 31, 2014 (the last trading day prior to the end of our fiscal year, February 1, 2014, which was a Saturday), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on January 31, 2014. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.

Non-Competition Agreements — Most of our named executive officers have executed non-competition agreements with the Company providing them with limited payments upon termination under certain circumstances. Under these agreements, named executive officers are not provided with payments if they voluntarily terminate employment, retire, are terminated as a result of death or permanent disability or are terminated for any of the following reasons: (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of Company funds or property; (iii) material breach of the non-competition, non-solicitation or confidentiality covenants set forth in their agreement with the Company or any material violation of the provisions of the Company’s employee handbook; (iv) gross negligence; or (v) their consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of their duties and obligations, under certain circumstances. Under these agreements, upon the termination of employment of a named executive officer for any reason other than those set forth above, we are obligated to pay to that named executive officer an amount equal to the greater of four weeks of pay or one week of pay for every year of employment with us, in each case at the named executive officer’s base salary in effect immediately prior to termination. The payment is payable bi-weekly in accordance with the Company’s regular payroll practices. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Named executive officers who have executed the agreements discussed above have also agreed in those agreements to comply with certain non-competition, non-solicitation and confidentiality covenants.

Equity Awards — Equity awards held by our named executive officers outstanding as of January 31, 2014 were issued pursuant to our 2002 and 2012 Plans.

Under the terms and conditions of the 2002 Plan, in the event that a named executive officer’s continuous status as an employee is terminated, the non-vested portion of any stock option or restricted stock award will be deemed cancelled on the termination date and the vested portion, if any, of any stock option as of the date of such termination will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Except as otherwise set forth in the award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Code) or due to the employee’s death, the non-vested portion of any restricted stock award shall immediately vest, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 12 months following termination or until the expiration date of the stock option. In each case, the 2002 Plan grants the administrator the ability to set other periods of time during which an award can be exercised, as set forth in the document evidencing such option or award.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	41

Compensation Tables (continued)

Under the terms and conditions of the 2012 Plan, upon termination of a named executive officer’s continuous status as an employee due to death or disability, all unvested restricted stock awards shall vest immediately. If the termination of continuous status as an employee shall occur by any reason other than death or total permanent disability, any portion of the restricted stock award that has not vested shall, unless otherwise specified by the Committee, be automatically forfeited. Upon termination of a named executive officer’s continuous status as an employee for any reason, the non-vested portion of any stock option will expire immediately, and the vested portion of any stock option that has not yet been exercised shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement (defined as having met at least age 55 with 15 or more years of service, as determined by the Plan Administrator).

“Continuous status as an employee” is defined in the 2002 and 2012 Plans as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.

In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, under the 2002 Plan the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time. Under the terms of the 2012 Plan, the Board may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes. Pursuant to the 2013 LTIP, vesting of performance stock will be accelerated on a pro-rated basis in the event the Company undergoes a change in control or large acquisition transaction, which shall be based on both the number of completed fiscal years in the performance period prior to the event and the Company’s actual performance to date.

The 2012 Plan provides that equity awards may be subject to cancellation of an unvested or unexercised award and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002.

Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.

42	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Compensation Tables (continued)

Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.

The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will separately determine the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of January 31, 2014, all of our named executive officers, other than Mr. Hawaux, were fully vested in the Company’s contributions.

“Retirement” is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and “early retirement” is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. “Termination for cause” is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A “change in control” is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a “change in control” for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a “change in the ownership or effective control of the corporation,” or “in the ownership of a substantial portion of the assets of the corporation,” “corporate dissolution,” or “with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)” within the meaning of Section 409A of the Code.

Insurance Benefits — The Company currently pays the premiums for two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiaries under the policies are chosen by Mr. Stack (and prior to his death he may receive the cash surrender value of the policy). For detail regarding the premiums paid by the Company for fiscal 2013, see footnote 5 of the “Summary Compensation Table” on page 35 of this proxy statement.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	43

Compensation Tables (continued)

The following table shows the estimated benefits payable to each named executive officer in the event of his or her termination of employment under various scenarios or upon a change in control of our Company, assuming such event took place on January 31, 2014. Mr. Kullman has not been included in the below table due to his retirement before the end of fiscal 2013. The amounts received by Mr. Kullman are discussed below.

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement(1)		Change in Control
Edward W. Stack(2)
Officers’ Plan(4)	$7,480,195	(4a)	$7,480,195	(4a)	$7,480,195	(4b)	$7,480,195	(4b)	$7,480,195	(4c)	$7,480,195	(4d)
Stock Options(5)(6)	$50,402,110		$50,402,110		$50,402,110		$50,402,110		$50,402,110		$50,402,110
Restricted Stock(7)	—		—		$14,628,338		$14,628,338		—		—
Insurance Benefits(8)	—		—		$6,413,407		—		—		—
2013 LTIP	—		—		—		—		—		—
André J. Hawaux
Non-Competition Agreement(3)	—		$57,692		—		—		—		—
Officers’ Plan(4)	$49,803	(4a)	$49,803	(4a)	$49,803	(4b)	$49,803	(4b)	$49,803	(4c)	$49,803(	4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(7)	—		—		$1,062,548		$1,062,548		—		—
2013 LTIP	—		—		—		—		—		—
Joseph H. Schmidt(2)
Officers’ Plan(4)	$894,044	(4a)	$894,044	(4a)	$894,044	(4b)	$894,044	(4b)	$894,044	(4c)	$894,044	(4d)
Stock Options(5)	$8,242,113		$8,242,113		$8,242,113		$8,242,113		$8,242,113		$8,242,113
Restricted Stock(7)	—		—		$2,267,161		$2,267,161		—		—
2013 LTIP	—		—		—		—		—		—
John G. Duken
Non-Competition Agreement(3)	—		$141,346		—		—		—		—
Officers’ Plan(4)	$953,469	(4a)	$953,469	(4a)	$953,469	(4b)	$953,469	(4b)	$953,469	(4c)	$953,469	(4d)
Stock Options(5)	$1,406,578		$1,406,578		$1,406,578		$1,406,578		$1,406,578		$1,406,578
Restricted Stock(7)	—		—		$909,668		$909,668		—		—
2013 LTIP	—		—		—		—		—		—
Michele B. Willoughby
Non-Competition Agreement(3)	—		$86,538		—		—		—		—
Officers’ Plan(4)	$1,102,598	(4a)	$1,102,598	(4a)	$1,102,598	(4b)	$1,102,598	(4b)	$1,102,598	(4c)	$1,102,598	(4d)
Stock Options(5)	$260,625		$260,625		$260,625		$260,625		$260,625		$260,625
Restricted Stock(7)	—		—		$911,402		$911,402		—		—
2013 LTIP	—		—		—		—		—		—

(1)

Retirement is defined as termination (other than for cause) after reaching age 55 and completing at least five (5) years of participation; early retirement has the same definition other than the requirement to be 55.

(2)	There is no agreement in place to provide any payments upon termination.
(3)	Payment amounts equal the greater of four (4) weeks of pay or one week of pay for every year of employment at the named executive officer’s base salary in effect immediately prior to termination.
(4)

Represents the participant’s contributions and the vested portion of the Company’s contributions. As of January 31, 2014, all Company contributions are vested for each of our named executive officers, other than Mr. Hawaux.

44	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Compensation Tables (continued)

(4a)

Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.

(4b)

Participant contributions and vested Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.

(4c)	Participant contributions and vested Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.
(4d)

Participant contributions and vested Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.

For additional information regarding the Officers’ Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative set forth on page 40 of this proxy statement.
(5)

Represents the value of exercisable stock options as of the last day of the Company’s fiscal year. Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award.

In the event of a change in control, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation. In the event that the successor corporation does not agree to assume the stock options or other awards, or to substitute an equivalent stock option or right, unexercisable stock options or other awards shall be accelerated and become exercisable.
(6)

Pursuant to the MOU, Mr. Stack’s former spouse is entitled to receive the economic benefit of certain stock options exercisable for shares of our common stock (which as of January 31, 2014 totaled 425,000 shares, subject to equitable adjustment for any stock split, recapitalization or similar event), including the right to request the exercise of such stock options and the sale of the underlying stock in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any stock issued upon the exercise of these stock options until such stock is sold.

(7)

Represents the value of unvested restricted stock that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited.

In the event of a change in control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.
(8)

Our Chairman and Chief Executive Officer is covered by two life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Chairman and Chief Executive Officer had died on February 1, 2014, the beneficiaries under said policies would have received $2,413,407 under the first policy, and $4,000,000 under the second policy.

Mr. Kullman retired from his position as Executive Vice President — Finance, Administration and Chief Financial Officer in June 2013 and from the Company in September 2013. During fiscal 2013, Mr. Kullman did not receive severance or additional compensation in connection with his retirement. Pursuant to the Company’s Officer’s Plan, Mr. Kullman is entitled to distribution of his balance in the Officer’s Plan upon retirement. As of January 31, 2014, Mr. Kullman is entitled to $418,879 pursuant to the Officer’s Plan, which represents his contributions as a participant, vested Company contributions and aggregate earnings on those amounts. Furthermore, upon his retirement, shares underlying unvested options and all unvested shares of restricted stock and performance-based restricted stock were forfeited, and shares underlying any vested portions of stock option awards remained exercisable for 90 days thereafter.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	45

Item 3—Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. At our 2011 annual meeting of stockholders, our stockholders voted to conduct this vote on an annual basis. We will hold another vote on the frequency with which to conduct this vote at our 2017 annual meeting. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer, and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The Compensation Committee annually reviews named executive officer compensation, as discussed in this proxy statement. As discussed under the heading “Compensation Discussion and Analysis,” beginning on page 21 of this proxy statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.

The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As such, your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.

We ask our stockholders to vote on the following resolution at the 2014 annual meeting:

“RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

46	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Additional Information

Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2014 annual meeting other than the items referred to above. If any other matter is properly brought before the 2014 annual meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 (containing certain information specified in our bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year’s annual meeting — that is, with respect to the 2015 annual meeting, by January 12, 2015. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.

Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2015 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2015 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the date of the Company’s proxy statement to stockholders in connection with the previous year’s annual meeting. Therefore, for the 2015 annual meeting, such proposals must be received by the Company no later than December 25, 2014. Proposals should be sent to the attention of the Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.

Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	47

Appendix A

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION

(in thousands, except per share data):

	Year Ended February 1, 2014
	As Reported	Recovery of Previously Impaired Asset[1]	Asset Impairment Charge[2]	Non-GAAP Total
Net sales	$6,213,173	$—	$—	$6,213,173
Cost of goods sold, including occupancy and distribution costs	4,269,223	—	—	4,269,223

GROSS PROFIT	1,943,950	—	—	1,943,950
Selling, general and administrative expenses	1,386,315	—	(7,881)	1,378,434
Pre-opening expenses	20,823	—	—	20,823

INCOME FROM OPERATIONS	536,812	—	7,881	544,693
Interest expense	2,929	—	—	2,929
Other income	(12,224)	4,342	—	(7,882)

INCOME BEFORE INCOME TAXES	546,107	(4,342)	7,881	549,646
Provision for income taxes	208,509	—	3,152	211,661

NET INCOME	$337,598	$(4,342)	$4,729	$337,985

EARNINGS PER COMMON SHARE:
Basic	$2.75			$2.75
Diluted	$2.69			$2.69
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,878			122,878
Diluted	125,628			125,628

[1]

During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired. There is no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired.

[2]

During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company’s blended tax rate.

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	A-1

Appendix A (continued)

NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION

(in thousands, except per share data):

	Year Ended February 2, 2013
	As Reported	Impairment of Investments[1]	Non-GAAP Total
Net sales	$5,836,119	$—	$5,836,119
Cost of goods sold, including occupancy and distribution costs	3,998,956	—	3,998,956

GROSS PROFIT	1,837,163	—	1,837,163
Selling, general and administrative expenses	1,297,413	—	1,297,413
Pre-opening expenses	16,076	—	16,076

INCOME FROM OPERATIONS	523,674	—	523,674
Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	6,034	—	6,034
Other income	(4,555)	—	(4,555)

INCOME BEFORE INCOME TAXES	489,825	32,370	522,195
Provision for income taxes	199,116	4,734	203,850

NET INCOME	$290,709	$27,636	$318,345

EARNINGS PER COMMON SHARE:
Basic	$2.39		$2.62
Diluted	$2.31		$2.53
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,629		121,629
Diluted	125,995		125,995

[1]

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expected not to realize at the time of the impairment.

A-2	Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders

Appendix A (continued)

FISCAL 2012 NET SALES ADJUSTED FOR THE 53rd WEEK

Net sales adjusted for the extra week during the 14 and 53 weeks ended February 2, 2013 is presented below to illustrate the impact of the extra week on reported net sales in comparison to reported results for the 13 and 52 weeks ended February 1, 2014.

	Year Ended February 2, 2013
	14 Weeks Ended	53 Weeks Ended
	(dollars in thousands)
Net sales	$1,805,302	$5,836,119
Less: 53rd week net sales	(74,445)	(74,445)

Adjusted net sales	$1,730,857	$5,761,674

Dick’s Sporting Goods, Inc. Proxy Statement and Notice of 2014 Annual Meeting of Stockholders	A-3

Dick’s Sporting Goods, Inc.

345 Court Street

Coraopolis, PA 15108

REVOCABLE PROXY - DICK’S SPORTING GOODS, INC.

Annual Meeting of Stockholders

June 11, 2014, 1:30 p.m. (Local Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Joseph H. Schmidt, Joe Oliver and David I. Mossé, and each of them acting in the absence of the other, to act as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Dick’s Sporting Goods, Inc. (the “Company”) and hereby appoints Edward W. Stack to act as proxy for the undersigned, with full power of substitution, to vote all shares of Class B common stock of the Company, in each case that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, June 11, 2014 at the Hyatt Regency, 1111 Airport Blvd., Pittsburgh, PA 15231, and any and all adjournments or postponements thereof, as set forth below.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified, FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and FOR approval, on an advisory basis, of the compensation of named executive officers.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held June 11, 2014. The Proxy Statement and our 2013 Annual

Report are available at: http://www.allianceproxy.com/dcsg/2014

The Board of Directors recommends a vote FOR each of the listed nominees in proposal 1, and FOR proposals 2 and 3.

Please mark votes as in this example	☒

Proposal 1- Election of Class C Directors, each for terms that expire in 2017

Nominees for the Board of Directors are	FOR	WITHHOLD

01 Jacqualyn A. Fouse	☐	☐

02 Lawrence J. Schorr	☐	☐

03 Edward W. Stack	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal 2- Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	☐	☐	☐
Proposal 3- Non-binding advisory vote to approve compensation of named executive officers	☐	☐	☐
Note: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

I plan to attend the Annual Meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

Signature
Signature (if held jointly)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

Holders of shares under the Dick’s Sporting Goods, Inc. ESPP or Stock and Incentive

Plans must vote no later than 11:59 P.M. Eastern Daylight Savings Time on June 8, 2014

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.